UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LITHIA MOTORS, INC.

(Exact Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LITHIA MOTORS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 30, 2009

To the Shareholders of Lithia Motors, Inc.:

I am pleased to invite you to the Annual Meeting of Shareholders of LITHIA MOTORS, INC., which will be held at our corporate headquarters located at 360 E. Jackson Street, Medford, Oregon 97501, in the Apple Street Conference Room, on Thursday, April 30, 2009, at 8:00 a.m., Pacific Daylight Time for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year;

2.	To approve amendments to the Lithia Motors, Inc. Amended and Restated 2003 Stock Incentive Plan and ratify two specific grants made in August 2008; and

3.	To approve the 2009 Employee Stock Purchase Plan.

We will also consider and act on such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 12, 2009 as the record date. Only holders of record of our common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in this proxy statement.

The Company is pleased to announce that it will be taking advantage of recent Securities and Exchange Commission rule changes providing new flexibility for public companies to distribute their annual proxy statement, proxy card and annual report to shareholders. A company now can distribute these materials to shareholders by mailing a brief “Notice of Internet Availability” and posting the proxy materials on a website designated by the company. This new process is informally called “e-proxy.” We are taking advantage of e-proxy to distribute our proxy materials for this Annual Meeting of Shareholders.

Below are some questions and answers that we hope will help our shareholders understand how e-proxy works.

What’s the point of e-proxy?

E-proxy is expected to deliver benefits for both shareholders and companies, including:

•	leveraging the power of the Internet to make proxy materials more timely, easily accessible and encourage electronic voting;

•	promoting socially conscious business practices by reducing consumption of paper, energy and other resources;

•	saving money for the company and its shareholders; and

•	providing more choices for shareholders to access proxy information and vote, while preserving the ability to receive paper materials if they wish.

What does the “Notice of Internet Availability” look like?

The Notice of Internet Availability is titled “Important Notice of Availability of Proxy Materials For the Annual Meeting of Shareholders of Lithia Motors, Inc. To be held on: April 30, 2009.” The notice contains:

•	a notice of the annual meeting;

•	instructions on how to view the proxy materials online or request paper copies;

•	instructions about various methods of voting (including online); and

•	a brief description of the topics on the annual meeting agenda.

Can I vote my shares by filling out and returning the Notice of Internet Availability?

No. The Notice of Internet Availability has instructions on how to vote on the Internet, by phone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the annual meeting.

I prefer to read my proxy materials on paper. How do I get paper copies?

The Notice of Internet Availability has instructions on how to request paper copies by phone, email or on the Internet. You will be sent the materials by first class mail within three business days of your request, at no cost to you. Once you request a paper copy, you will continue to receive the materials in paper form until you instruct us otherwise. The online proxy materials will also be in a format suitable for printing on your own printer.

I have previously indicated I want to receive my proxy materials electronically. Will I still receive my materials via email as I have in the past?

Yes. The e-proxy rules work in harmony with the existing rules that allow shareholders to have their proxy materials delivered electronically via email. If you have already signed up to receive the materials by email or other electronic transmission, you will continue to get them that way.

If you have any questions regarding this information or the proxy materials, please visit our website at www.lithia.com or contact our investor relations department at 541-776-6591.

We appreciate your continued support of Lithia Motors and look forward to either greeting you personally at the meeting or receiving your proxy.

Very truly yours,

SIDNEY B. DeBOER
March 20, 2009	Chairman of the Board and Chief Executive Officer

LITHIA MOTORS, INC.

PROXY STATEMENT

General

This proxy statement and the accompanying 2008 Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Lithia Motors, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2009 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters located at 360 E. Jackson Street, Medford, Oregon 97501, in the Apple Street Conference Room, on Thursday, April 30, 2009, at 8:00 a.m. Pacific Daylight Savings Time and any adjournment thereof.

Solicitation and Revocation of Proxies

The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by Lithia Motors, Inc.

The Board of Directors has designated Sidney B. DeBoer and M. L. Dick Heimann as the proxy holders for the Annual Meeting. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with any specification made. Proxies submitted without specification will be voted to elect the nominees for directors proposed by the Board of Directors and for each of the proposals listed on the Notice of Annual Meeting.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Lithia Motors, Inc., by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later dated proxy will not affect a vote on any matter taken prior to its receipt by us.

Our principal executive office and mailing address is at 360 E. Jackson Street, Medford, Oregon 97501.

Voting at the Meeting

Our Class A common stock and Class B common stock constitute the only classes of securities entitled to notice of and to vote at the meeting. As of the record date, March 12, 2009, there were 16,986,830 shares of Class A common stock and 3,762,231 shares of Class B common stock outstanding and entitled to vote. All shares will vote together as a single voting group on all matters submitted to a vote of the shareholders at this year’s Annual Meeting. Our executive officers and directors hold a total of approximately 2.7% of the Class A common stock and 100% of the Class B common stock, outstanding.

At the Annual Meeting, each share of Class A common stock outstanding is entitled to one vote per share and each share of Class B common stock outstanding is entitled to ten votes per share. For a quorum to exist, there must be represented at the meeting in person or by proxy shares representing a majority of the votes entitled to vote at the meeting.

Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will be counted. However, if a director nominee receives more “withheld” votes than votes “for,” such event will result in eventual removal of such director nominee from the board of directors (See Proposal No. 1 for a further description of our Director Resignation Policy). Proposals No. 2 and No. 3 will be approved if more votes are cast in favor of the proposal than cast against it. Therefore, abstention from voting and non-voting by brokers will have no effect on the outcomes of Proposals No. 2 or No. 3.

BUSINESS TO BE CONDUCTED AT THE MEETING

Proposal No. 1

Election of Directors

Our bylaws provide for not less than two and not more than seven directors. The number of directors is currently set at six. Directors are elected by the shareholders at our Annual Meeting and serve until the next annual meeting or until their successors are elected and qualified. The following are the nominees proposed by our Board of Directors:

Nominee Name	Age	Has Been a Director Since
Sidney B. DeBoer	64	1968
Thomas Becker	57	1997
Bryan B. DeBoer	42	2008
William L. Glick	61	2008
Charles R. Hughes	64	2008
A.J. Wagner	58	2008

Each of these nominees is presently serving on our Board. Sidney DeBoer is the father of Bryan B. DeBoer, Jeffrey B. DeBoer and Mark DeBoer, each of whom serve as officers of the company. There are no other family relationships among our executive officers and directors.

Director Resignation Policy/Election by Majority Vote

Because the Board of Directors is elected by a plurality of votes under Oregon corporate law, it is possible directors can be elected with less than a majority vote in favor of their election. To address this corporate governance concern, the Board of Directors has adopted a Resignation Policy for its members to address the possibility in an uncontested election of directors of one or more directors being elected with more “withhold” votes being cast than votes being cast “for” such director. However, to ensure continuity on the Board and compliance with the applicable listing standards, a director receiving more “withhold” votes than votes “for” is not removed immediately but, rather, must tender a resignation from the Board within five (5) business days after certification of the election results. Within ninety (90) days after receipt of such resignation, the Corporate Governance Committee may accept or reject the resignation and disclose its decision on a Form 8-K. If the resignation is rejected, such director may not be nominated for re-election at the next meeting of shareholders to elect directors. The full policy is included in our Corporate Governance Guidelines which can be accessed on our website at www.lithia.com.

Biographical Information on our Nominees

Sid DeBoer has served as our Chairman, Chief Executive Officer and Secretary since 1968. He also is a member of various automobile industry organizations, including the President’s Club of the National Automobile Dealers Association, state auto dealers associations and the Chrysler National Dealer Council. Mr. DeBoer has earned several awards including the Time Magazine Quality Dealer Award in 1997, the Sports Illustrated All-Star Dealer Award in 1990 and Medford Chamber of Commerce Awards in 1986, 1991, 1993, 1998 and 2000. Mr. DeBoer is active with several community and charitable organizations, including Southern Oregon University Foundation Board, Oregon Community Foundation and Oregon Shakespeare Festival. Mr. DeBoer attended Stanford University and the University of Oregon.

Tom Becker became a director in March 1997. Mr. Becker is the Chief Executive Officer of Pacific Retirement Services, Inc. and Rogue Valley Manor, a continuing care retirement community, in Medford, Oregon. Pacific Retirement Services, Inc. is the parent corporation of over 30 retirement, senior housing and healthcare facilities in Washington, Oregon, California, Wisconsin and Texas and provides management, operations and development services to non-profit retirement committees owned by others. Mr. Becker began his career with Rogue Valley Manor in January 1978. Mr. Becker holds a B.S. degree from the University of Oregon and serves on the Board of Directors of PremierWest Bancorp, Medford, Oregon.

Bryan DeBoer has served as our President and Chief Operating Officer since January 2006 and as a director since May 2008. Mr. DeBoer joined us in 1989 working in various capacities including General Manager of certain stores, Finance Manager and General Sales Manager. In 1996, Mr. DeBoer began serving on the acquisition team and was promoted to Vice President, Acquisitions in 1997. In March 2000, Mr. DeBoer was promoted to Senior Vice President, Mergers and Acquisitions/Operations and on August 1, 2003, he was promoted to Executive Vice President, Mergers and Acquisitions/Operations. Mr. DeBoer has a B.S. degree from Southern Oregon University. Mr. DeBoer also graduated from the National Auto Dealers Association Dealer Academy in 1990, where he was trained in all operational aspects of auto retailing.

William L. Glick was appointed to the Board of Directors in August 2008. Mr. Glick is the Founder and President of William L. Glick & Associates, LLC, a business consulting firm. Prior to this, Mr. Glick served in various capacities with Ford Motor Company from 1972 to 2005. Mr. Glick held a wide variety of management positions in sales and marketing. Mr. Glick also directed the largest reorganization of Ford’s sales and service organization, where he helped consolidate the Ford and Lincoln-Mercury Divisions. Prior to joining Ford Motor Company, Mr. Glick worked as a Senior Accountant/Auditor with Peat, Marwick, Mitchell & Company. Mr. Glick has a B.S. degree in Business Administration/Accounting from the University of Bridgeport in Connecticut and completed the Strategic Marketing Program of Duke University in North Carolina. Mr. Glick is a Certified Pubic Accountant (inactive status).

Charles R. Hughes was appointed to the Board of Directors in August 2008. Mr. Hughes is the Founder of Brand Rules, LLC, a consulting consortium that guides companies to shape and sustain successful brands. Prior to this, Mr. Hughes was the President and CEO of Mazda North America from 2000 to 2003. Prior to this, Mr. Hughes served as Founder, President and CEO of Land Rover North America, BMW Group from 1986 to 1999, where he helped build the Land Rover North America organization into a billion dollar sales operation. Prior to this, Mr. Hughes served in various capacities for Volkswagen of North America from 1979 to 1986 and has prior experience with the auto industry dating back to 1969. Mr. Hughes has an M.B.A. degree in Marketing from Simon School of Business, University of Rochester in New York, and a B.A. degree in History from Lafayette College in Pennsylvania. In 2006, Mr. Hughes co-authored the book Branding Iron: Branding Lessons from the Meltdown of the U.S. Auto Industry. Mr. Hughes serves on the Board of Advisors of Nerium Biotechnology Inc., a company that produces oleander extract-based botanical drug products.

A.J. Wagner was appointed to the Board of Directors in July 2008. Mr. Wagner is currently President and CEO of A.J. Wagner & Associates, LLC, a business consulting organization. Mr. Wagner served as the President of Ford Motor Credit Company North America and as a Vice President of Ford Motor Company from 2003 to 2006. Prior to this, Mr. Wagner served in various positions with Ford Motor Company since 1973, including a four-year period in marketing and sales at Ford Division. Mr. Wagner has an M.B.A. degree from the University of Detroit and a B.S. degree in Finance from the University of Wisconsin. Mr. Wagner is currently a director of Walter Industries, Inc., a publicly-traded company that offers a diversified line of products and services including coal and natural gas, furnace and foundry coke and slag fiber, mortgage financing and home construction.

The Board of Directors recommends a vote FOR each of the nominees named above.

Director Independence

Under the New York Stock Exchange (“NYSE”) rules, a director is not independent if he or she has a direct or indirect material relationship with the Company or management. In accordance with its charter, the Corporate Governance Committee annually reviews the independence of all non-employee directors and nominees and reports its findings to the full Board of Directors, which makes a determination about the independence of each director. All transactions and relationships between each director or any member of his or her immediate family and Lithia, its consolidated subsidiaries and affiliates and management are reviewed. These transactions and relationships are reviewed in the context of the specific independence standards enumerated in the NYSE listing standards, as well as other business and personal relationships that could compromise the independent judgment of each director. Other than the NYSE listing standards, we do not ascribe to categorical standards for determining independence, rather we review and evaluate the specific facts and circumstances relating to each transaction and relationship to determine whether it is a material relationship that could compromise the judgment of a director.

As a result of this review, the Board of Directors affirmatively determined that Messrs. Becker, Glick, Hughes and Wagner are each deemed “independent.” In making this determination, the Board reviewed Mr. Becker’s relationship with our CEO arising from Mr. Becker serving as one of three board members charged with administering the Sid and Karen DeBoer Foundation, a benevolent trust created by Mr. DeBoer which is administered by the Oregon Community Foundation. Because he serves without compensation, because no one member has the ability to block or approve any action of the Foundation and because neither Mr. Becker nor any affiliate of his are potential beneficiaries of the Foundation, the Board concluded that Mr. Becker’s position with the Foundation does not impair or influence his ability to exercise his independent judgment as a director of Lithia.

Lead Independent Director

In compliance with the Corporate Governance Guidelines, the Board of Directors annually appoints a “Lead Independent Director” who presides over all meetings of the independent directors. Thomas Becker was appointed the Lead Independent Director in May 2008. Interested parties may contact the Lead Independent Director or the independent directors as a group by using the same contact procedures available to shareholders and interested parties for communicating with the Board of Directors (see, “Shareholder and Other Interested Parties Communications With Directors”).

Meetings and Committees of the Board of Directors

The Board of Directors held four regular meetings and two special meetings during the year ended December 31, 2008 and took action by unanimous written consents on six different occasions in lieu of a special meeting. During 2008, no director missed any of the meetings of the Board of Directors or any committees of which the director was a member. Throughout 2008, the standing committees of our Board of Directors were the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

The directors are expected to attend our annual meeting of shareholders, but are not required to do so. All of our directors attended our 2008 Annual Meeting of Shareholders.

The Compensation Committee consisted of the following during 2008:

•	Mr. Becker;

•	Mr. Glick upon his appointment to the Board in August 2008;

•	Mr. Hughes upon his appointment to the Board in August 2008;

•	Ms. Keller (Chairman since July 2008);

•	Mr. Wagner upon his appointment to the Board in July 2008; and

•	Mr. Young (Chairman) until his resignation from the Board in July 2008.

All of the committee members are independent under NYSE listing standards. The Compensation Committee reviews the performance of Sidney DeBoer, our Chief Executive Officer, and establishes his base salary and incentive compensation, and it also approves the compensation for the other executive officers. The Compensation Committee also administers our 2003 Stock Incentive Plan, our 1998 Employee Stock Purchase Plan and our executive bonus plans. The Compensation Committee held 5 meetings during 2008. The current Compensation Committee Charter is available on our website at www.lithia.com.

The Audit Committee consisted of the following during 2008:

•	Mr. Becker (Chairman);

•	Mr. Glick upon his appointment to the Board in August 2008;

•	Mr. Hughes upon his appointment to the Board in August 2008;

•	Ms. Keller;

•	Mr. Wagner upon his appointment to the Board in July 2008; and

•	Mr. Young until his resignation from the Board in July 2008.

The Audit Committee is responsible for selecting and hiring our independent registered public accountants and for overseeing our accounting functions, our system of internal control established by management and the processes to assure compliance with applicable laws, regulations and internal policies. The head of our internal audit department also reports directly to the Audit Committee. The Audit Committee held 10 meetings during 2008.

The current Audit Committee Charter is available on our website at www.lithia.com. Pursuant to the charter, the Board determined that all of the committee members are (a) “independent,” as that term is defined by the applicable securities regulations and NYSE listing standards; and (b) be financially literate and have the ability to read and understand basic financial statements.

Audit Committee Financial Expert

The Board has reviewed the qualifications and experience of the nominees standing for election and has determined that Messrs. Glick, Wagner and Becker satisfy the requirements of an “audit committee financial expert” as such term is defined in the securities regulations.

The Corporate Governance Committee consisted of the following during 2008:

•	Mr. Becker;

•	Mr. Glick upon his appointment to the Board in August 2008;

•	Mr. Hughes upon his appointment to the Board in August 2008;

•	Ms. Keller (Chairman until July 2008);

•	Mr. Wagner (Chairman) upon his appointment to the Board in July 2008; and

•	Mr. Young until his resignation from the Board in July 2008.

The primary objectives of the Corporate Governance Committee are to assist the Board of Directors in:

•	identifying qualified individuals to become board members and recommending to the Board nominees for each annual meeting of the stockholders;

•	determining the composition of the Board and its committees;

•	developing and implementing a set of effective corporate governance policies and procedures;

•	developing and enforcing a Code of Business Conduct;

•	monitoring a process to assess the effectiveness of the Board, its members and its committees; and

•	ensuring compliance with the NYSE listing standards.

The Corporate Governance Committee held 4 meetings during 2008. The current Corporate Governance Committee Charter is available on our website at www.lithia.com. Our Corporate Governance Guidelines are also available on our website at www.lithia.com.

Any of the Committee Charters and our Corporate Governance Guidelines may be obtained by interested parties by requesting a written copy of the document from our Investor Relations Department, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501.

Director Qualifications and Nominations

The Corporate Governance Committee is responsible for identifying and evaluating potential director nominees to fill any vacancies on the Board. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. As a result, the Corporate Governance Committee annually reviews the composition of the Board and evaluates the qualifications and contributions of the current directors in the context of the desired composition of the Board, our operating requirements and the long-term interests of our shareholders. Consequently, the qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing Board composition at the time of any vacancy. Potential candidates are identified from various sources, including management, other board members, legal counsel, business leaders and other industry executives and directors. To date, the Board has not used an outside director search firm to identify potential director nominees.

The Corporate Governance Committee evaluates potential nominees based on certain established criteria which include the individual’s diversity, age, skills, experience and other factors the Committee deems appropriate given our needs and the needs of the Board in order to maintain a desired balance of knowledge, experience and capabilities. Qualified director nominees should possess high moral character and personal integrity, high level of leadership or managerial experience, knowledge relative to matters affecting our business, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long-term commitment to the interests of shareholders and our growth, the ability to dedicate sufficient time to Board activities and duties and, for independent directors, the absence of any conflicts of interest or material affiliations with the company.

We require all of our directors annually to sign a Confidentiality Agreement with the company to reinforce their commitment to protect our confidential information and our business reputation and to comply with applicable securities laws.

We seek to attract and retain qualified candidates for board membership, regardless of the origin of recommendation. The Corporate Governance Committee will consider potential nominees recommended by any record or beneficial shareholder. Shareholders may recommend individuals to the Corporate Governance Committee for consideration as potential director nominees by submitting a written recommendation to the Chairman of the Corporate Governance Committee in accordance with our Shareholder Communication Policy. To be considered for nomination to the following year’s Board of Directors, the written recommendation must be received at our principal executive office not less than 120 days prior to the first anniversary of the mailing of the preceding year’s Notice of Internet Availability. For our 2010 Annual Meeting, the recommendation must be received no later than November 20, 2009.

The written recommendation must include the candidate’s name, together with appropriate biographical information, qualifications and background materials, a statement that the person submitting the recommendation is a shareholder entitled to vote in the election of directors and a consent to serve as director signed by the recommended individual. If the necessary information is received in a timely manner, the Corporate Governance Committee will evaluate the shareholder-recommended candidate using substantially the same process, and applying substantially the same criteria, as it uses to evaluate all other candidates. All qualified candidates are submitted to the Board for approval as director nominees. If the Board determines to nominate a shareholder-recommended candidate, the candidate’s name will be included in our proxy and submitted to shareholders for election.

Under Oregon law, shareholders also have the right to directly nominate director nominees at the meeting, without any action or recommendation on the part of the Corporate Governance Committee or the Board of Directors, by delivering written notice of the proposed nomination to the Secretary of Lithia Motors, Inc. at 360 E. Jackson Street, Medford, Oregon 97501, and the inclusion of a statement that such shareholder intends to attend the meeting to make the nomination. If the shareholder wants the nominee included in our proxy statement, the notice must be delivered or mailed and received at the above address not less than 120 days prior to the first anniversary of the mailing of the preceding year’s Notice of Internet Availability and must set forth all information required by Rule 14a-8 of the Securities Exchange Act of 1934, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination. Finally, a shareholder or shareholder group making a nomination must comply with all other applicable requirements of the Exchange Act, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

Proposal No. 2

To approve amendments to the Lithia Motors, Inc. Amended and Restated 2003 Stock Incentive

Plan and ratify two specific grants made in August 2008

Subject to approval by the shareholders, the Board of Directors approved amendments to our Amended and Restated 2003 Stock Incentive Plan (the “2003 Plan”) to increase the number of shares issuable under the 2003 Plan by 1,250,000 shares to 3,450,000 shares and increase the number of shares which may be issued to any continuing employee in any one calendar year from 75,000 shares to 350,000 shares. The 2003 Plan currently has 2,200,000 shares authorized for issuance, of which approximately 150,000 shares remain available to issue for future grants. Based on our historical rate of issuance, this addition of shares would be expected to provide us with an adequate number of shares to continue to provide equity incentives to our key people for the next 2-3 years; however, if our share price continues at current levels, the pool may be depleted sooner. Further, with the current materially lower market price of our common stock, the previous 75,000 share annual limit significantly reduced the value of equity awards available each year for our senior executives.

In addition, we amended the 2003 Plan to provide that the Compensation Committee may provide, at the time of grant, a termination date following termination of service or employment, but any time given within which to exercise vested options will not extend the original term of the grant nor provide for additional vesting after the date the recipient’s service or employment is terminated.

The following is a summary of the material terms and provisions of the 2003 Plan as amended. A complete copy of the 2003 Plan was filed with the Annual Report on Form 10-K for the year ended December 31, 2005. You also can obtain a copy upon request to Investor Relations, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501.

Summary of Plan Terms, as Amended

General

The 2003 Stock Incentive Plan (the “Plan”) became effective March 4, 2003 and will terminate 10 years after that date.

Administration

Our Compensation Committee administers the Plan and determines the persons to whom awards are to be granted, the type of award, the term of the award, the number of shares represented by each award and the conditions, limitations and provisions for each award.

Eligibility

At the discretion of the Compensation Committee, awards may be granted to employees, officers, directors and other service providers of Lithia and its subsidiaries.

Available Shares

The number of shares authorized under the Plan is 3,450,000 shares. All unvested awards at the time of death, disability or termination of service will terminate on the date of such event and all shares represented by such unvested awards will be returned to the Plan and available for grant under the Plan. All shares represented by options expiring unexercised and unvested stock awards repurchased by the company will be returned to the Plan and available for future grant.

Awards

Awards may vest immediately upon grant or be subject to a vesting schedule, at the discretion of the Compensation Committee. Vesting may be based on period of service, company or personal performance criteria or a combination thereof. Every award must be evidenced by a written agreement that will contain the specific terms and conditions of such award.

Stock Options

The Plan provides for issuance of Non-Qualified Stock Options. All stock options must be granted at an exercise price equal to no less than the fair market value on the date of grant and may not have a term longer than 10 years. Except for the exercise price, the Compensation Committee has the discretion to determine the specific terms of each stock option award.

Stock Grants

The plan provides for Performance Share Awards and Restricted Share Awards. These awards entail the granting of actual stock subject to forfeiture if certain criteria are not satisfied in the time period set forth in the written agreement. At the discretion of the Compensation Committee, the recipient also may be required to pay all or portion of the fair market value of the stock represented by the award. Restricted Share Awards may vest immediately upon grant or may be subject to a vesting schedule. Performance Share Awards usually vest in accordance with a set of performance criteria established at the discretion of the Compensation Committee. The recipient of an award may only acquire shares that have vested pursuant to the terms of the written agreement evidencing the award. We have the right to repurchase all unvested shares upon the occurrence of certain events for a nominal price of $0.001 per share. We may escrow the stock certificates representing such awards or place a restrictive legend on such stock certificates that precludes the sale or transfer of the shares until such shares have vested, at which time the legend may be removed only with our consent. At the time of grant, recipients of Restricted Share Awards usually receive the right to vote those shares and the right to receive dividends.

Restricted Stock Units

The Plan also permits the issuance of Restricted Stock Units, which are the right to receive stock at a future date, subject to satisfying certain vesting requirements, which may be time based or performance based. The difference between a stock unit and an outright stock award is the ability to vote the shares and receive dividends as of the date of grant.

Stock Settled Stock Appreciation Rights (SAR’s)

Stock Settled SAR’s are rights granted to a person that entitle the recipient to a specific number of shares of stock of the Company equal in value to the difference in the exercise price and the fair market value on the date of exercise. Stock Settled SAR’s are similar to stock options in that the recipient realizes the appreciation in the value of the underlying stock over time, but, unlike a stock option, Stock Settled SAR’s do not require any cash outlay by the holder at the time of exercise. The strike price of a Stock Settled SAR must be no less than 100% of the fair market price on the date of grant. At the discretion of the Compensation Committee, the vesting requirement for Stock Settled SAR’s may be time based, performance based or a combination thereof.

Annual Limit

The 2003 Plan provides that no person will be eligible for Awards which, in the aggregate, exceed 350,000 shares during any calendar year.

Share Exchange and Option Repricing

The 2003 Plan provides the Compensation Committee with the discretion to exchange stock grants for previously issued stock options. The 2003 Plan does not permit the issuance of new stock options for previously issued stock options or other re-pricing transactions. The Compensation Committee currently has no plans to replace any previously issued stock options.

Certain Tax and Accounting Consequences

Under SFAS No. 123R, the recipient and we are subject to certain tax consequences and accounting charges regardless of the type of award. In accordance with the applicable tax and accounting rules and regulations, the issuance, vesting and exercise of an award may result in a taxable event or accounting charge. Additionally, under certain circumstances, the recipient and we may be responsible for any tax withholding associated with the exercise or vesting of an award.

Amendment

The 2003 Plan may be amended by the Compensation Committee without shareholder approval, except for amendments that (a) increase the number of shares authorized; (b) expand the types of awards authorized under the plan; (c) expand the class of persons eligible to participate; or (d) any other change that requires shareholder approval pursuant to rules and regulations pertaining to such changes.

The following table sets forth the number of shares of stock grants and the number of shares represented by stock options awarded to or currently approved by the Compensation Committee to be awarded under the amended plan.

Name and Position	Stock Option Grants	Stock Grants	Dollar Value of Stock Grants
Sidney B. DeBoer, Chairman, Chief Executive Officer and Secretary	*	*	*
M. L. Dick Heimann, Vice Chairman of the Board	*	*	*
Bryan DeBoer, President and Chief Operating Officer	*	*	*
R. Bradford Gray, Executive Vice President	*	*	*
Jeffrey B. DeBoer, Senior Vice President and Chief Financial Officer	*	*	*
All Current Executive Officers as a Group (5 people)	*	*	*
All Non-Employee Directors as a Group (4 people)	8,000	19,382	*
All Non-Executive Officer Employees as a Group (approximately 131 people)	*	*	*

*	The actual number of future grants and awards under the 2003 Plan is at the discretion of the Compensation Committee and is not determinable at this time. For information on the stock options and stock awards issued under the 2003 Plan in 2008 to the named executive officers and Non-Executive Officer Directors, see the Grant of Plan Based Awards Table and the Compensation of Directors Table in this Proxy. The Non-Executive Officer Directors receive part of their annual board compensation in stock, which is issued at the end of each term. The numbers included in this table represent stock options and shares of stock to be issued to non-executive officer directors under the current Director Compensation Plan (assumes each director completes their term of service as required under the plan); and for the Non-Executive Officer Employees as a Group, the numbers reflect the shares issued in 2009. The dollar value of such awards is dependent upon the future stock price on the date of grant and is not determinable at this time.

Ratification of Option Grants

As discussed in more detail in the Compensation Discussion and Analysis section appearing later in this document, the Compensation Committee elected to deviate from the company’s practice of issuing its annual equity awards to executives and managers in March of each year. In addition to the March 2008 awards, the Compensation Committee approved additional significant awards effective August 11, 2008 to certain key executives in amounts which, coupled with their respective March awards, exceed the 75,000 share annual limit in the 2003 Plan. The following lists the grants which exceeded the 75,000 share limit.

Name	March Grant	August Grant	Excess Grant Amount
Bryan B. DeBoer	62,500	80,000	67,500
Jeffrey B. DeBoer	26,500	50,000	1,500

Shareholder approval of such grants is required to comply with our NYSE Listing Requirements.

The Board of Directors has approved the amendments to the

Amended and Restated 2003 Stock Incentive Plan and the equity grants described above and unanimously recommends a vote FOR this proposal.

Proposal No. 3

Approval of the 2009 Employee Stock Purchase Plan

Since 1998, we have maintained an employee stock purchase plan as a cost effective means of encouraging and promoting ownership of our shares by our employees. Historically, approximately one-quarter of our employees participate in our employee stock purchase plan. However, with the current economic situation, only approximately 800 employees out of approximately 4,870 employees, or approximately 16%, were participating as of the fourth quarter of 2008. At the current price of our stock, we estimate that shares available under the 1998 Employee Stock Purchase Plan will be exhausted during this calendar year. Rather than increase the number of shares available under this existing plan, the Board of Directors adopted and approved the 2009 Employee Stock Purchase Plan (the “2009 ESPP”) and the reservation of 1,500,000 shares of our Class A common stock thereunder. Upon approval by our shareholders, the 2009 ESPP will replace the 1998 Employee Stock Purchase Plan, which will then terminate.

Summary of Plan

Administration

The 2009 ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and is administered by the Compensation Committee.

Eligibility

Employees of Lithia Motors, Inc. and its subsidiaries are eligible to participate in the 2009 ESPP after they have completed at least 90 days of continuous employment and work at least 20 hours per week.

Non-employee directors are not eligible to participate. Employees who own, or as a result of participation would own, stock possessing five percent or more of the combined voting power or value of all classes of our stock are not eligible. Messrs. Sidney DeBoer, M. L. Dick Heimann and R. Bradford Gray are not currently eligible to participate in the 2009 ESPP. Further, Messrs. Jeffrey DeBoer, Bryan DeBoer and Mark DeBoer, officers of the company, are not able to participate because of their family relationship with Sidney DeBoer.

Participation

Participation in the 2009 ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. At the beginning of each fiscal quarter, eligible employees may elect to participate and each participating employee effectively is granted an option to purchase shares of our Class A Common stock at the end of each fiscal quarter. Participation is effected through authorized payroll deductions which are limited to 10% of a participant’s base pay, but no more than an amount sufficient to purchase shares having a fair market value of $25,000 in any plan year. Employees may end their participation in the ESPP at any time during the quarter and their participation ends automatically on the termination of their employment.

Available Shares

The 2009 ESPP authorizes the sale of up to 1,500,000 shares of our Class A common stock.

Purchase Price

The price of shares purchased under the 2009 ESPP is equal to 85% of the fair market value of the Class A common stock at the end of each fiscal quarter. The fair market value is the closing price of our Class A common stock on the last day of each fiscal quarter (if that date is on a weekend or holiday, then the last business day immediately preceding that date). All shares are purchased on the first day of the next fiscal quarter.

Amendment of the Purchase Plan

The Board may amend or terminate the ESPP at any time, but may not increase the number of shares covered by the ESPP or amend the eligibility requirements without subsequent shareholder approval.

Federal Tax Effects

A participant acquiring stock pursuant to a qualified employee stock purchase plan receives favorable tax treatment in that the participant does not recognize any taxable income at the time of the grant of the option to purchase or upon exercise of such option to purchase. The tax treatment of the disposition of the stock depends upon whether the stock is disposed of within the holding period, which is two years from the date of grant. If the participant disposes of the stock after completion of the holding period, the lesser of (a) the sales price less the purchase price, or (b) 15 percent of the market value of the shares on the last day of the offering period, is taxable as ordinary income, and any further profit is taxable as long-term capital gain. If the participant disposes of the stock before the holding period expires (a disqualifying disposition), the difference between the price paid by the employee and the market value of the shares at the date of purchase is taxable as ordinary income, and the difference between the amount received by the employee on the disposition of the shares and the market value of the shares at the date of purchase is treated as a capital gain or loss. Upon a disqualifying disposition of the stock, Lithia may deduct from taxable income in the year of the disqualifying disposition an amount equal to the difference between the price paid by the employee and the market value of the shares at the date of purchase.

A copy of the 2009 ESPP is attached as Appendix A to this Proxy statement; and a copy can also be obtained upon request to Investor Relations, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501.

Because the named executive officers and non-employee directors are not eligible to participate in the 2009 ESPP under the IRC rules, none of these persons will receive shares under the 2009 ESPP. The number of shares to be issued under the plan is dependent on the market price of our shares at the end of each quarter and the level of participation throughout the year and, therefore, is not determinable at this time. The following table summarizes shares purchased by participants from January 1, 2008 through December 31, 2008:

Name and Position	Number of Shares
Sidney B. DeBoer, Chairman, Chief Executive Officer and Secretary	—
M. L. Dick Heimann, Vice Chairman of the Board	—
Bryan DeBoer, President and Chief Operating Officer	—
R. Bradford Gray, Executive Vice President	—
Jeffrey B. DeBoer, Senior Vice President and Chief Financial Officer	—
All Current Executive Officers as a Group (5 people)	—
All Non-Executive Officer Employees as a Group (794 participants)	708,128

Vote Required

The affirmative vote of a majority of the votes cast at the meeting and entitled to vote on this matter is necessary to approve the 2009 Employee Stock Purchase Plan.

The Board of Directors unanimously recommends that the shareholders vote in favor of the adoption of the 2009 Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold, and the year in which they became an employee. Our officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s)	With Company Since
Sidney B. DeBoer	65	Chairman, Chief Executive Officer and Secretary	1968
Bryan B. DeBoer	42	President and Chief Operating Officer	1989
M. L. Dick Heimann	65	Vice Chairman	1970
R. Bradford Gray	57	Executive Vice President	1981
Jeffrey B. DeBoer	44	Senior Vice President and Chief Financial Officer	1997

Information on the business backgrounds of Sidney B. DeBoer and Bryan B. DeBoer are provided in “Election of Directors” above.

Dick Heimann In February 2007, Mr. Heimann was promoted to Vice Chairman. Prior to this, he served as our President of Corporate Affairs since January 2006. Prior to this, Mr. Heimann served as our Chief Operating Officer since 1996 and was appointed President in 1997. Mr. Heimann joined Lithia in 1970 as General Sales Manager, and later was promoted to General Manager and Partner of our first Dodge stores in Medford and Ashland, Oregon. He held various positions with us prior to becoming Vice President of Operations in 1979. From 1970 through our 2008 annual meeting, he served as a director of the company. Prior to joining us, he served as a service representative and district manager of Chrysler Corporation from 1967 to 1970. He has been a member of various state and national automobile industry organizations and community charities. Mr. Heimann is a graduate of the University of Colorado with a B.A. in Biology and Languages.

Brad Gray has served as Executive Vice President involved in acquisitions and human resources since 1996 and was also a director from 1997 until May 2005. From 1981 to 1995, he served in various capacities, including as General Manager of our Lithia Dodge (1989-1991) and Grants Pass (1991-1995) stores. Since 1975, Mr. Gray has held various positions in the automobile sales industry, including sales representative, sales manager and general manager.

Jeff DeBoer joined us in March 1997 as Vice President, Finance and Investor Relations. In March 2000, Mr. DeBoer was promoted to Senior Vice President and Chief Financial Officer. Prior to joining Lithia, Mr. DeBoer was an equity analyst and sector fund manager at Fidelity Investments Japan from 1994 to 1997 and a Credit Officer at Fuji Bank, Ltd., in Tokyo, Japan from 1988 to 1992. Mr. DeBoer holds an undergraduate degree from Pomona College and an M.B.A. degree with a specialty in finance and investment management from London Business School. Mr. DeBoer also graduated from the National Auto Dealers Association Dealer Academy in 2002, where he was trained in all operational aspects of auto retailing.

COMPENSATION DISCUSSION AND ANALYSIS

Our Board of Directors is responsible for establishing and administering our compensation and employee benefit programs. In accordance with the Compensation Committee Charter, this Board duty has been delegated to the Compensation Committee (referred to in this analysis as the “Committee”), which annually reviews the executive compensation program and approves appropriate modifications to the senior executive compensation packages, including specific amounts and types of compensation used. The Committee is responsible for establishing the compensation of the CEO; and, in the context of our overall compensation goals and objectives, reviews and approves the recommendations of the CEO regarding compensation and incentive plans of other senior executive officers. The Committee also establishes the annual compensation of the non-employee directors and oversees the equity compensation plans, including the administration of the 2003 Stock Incentive Plan and the 1998 Employee Stock Purchase Plan.

Executive Compensation Philosophy and Objectives

The objective of our compensation program is twofold: (1) to provide a competitive, comprehensive compensation package to attract, retain and motivate highly talented personnel at all levels of our organization; and (2) to provide incentives and rewards for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. Therefore, we strive to establish a compensation package that is competitive within the industry while maintaining and promoting our interests, as well as the interests of our shareholders. Additionally, whenever appropriate, the compensation is structured to maximize the tax benefits available to us and minimize compensation expenses.

We believe that specific levels of compensation should reflect the comparative management responsibility of the position, the value of the position in the marketplace and the competition for quality, key personnel in our industry. In addition to a competitive base salary, we provide as an incentive a significant annual cash bonus plan opportunity to reward our executive management team for attaining specific financial and operational goals for the year. We also offer equity-based incentives which encourage our executive officers and directors to focus on maximizing shareholder wealth long term and allow each person to participate in our long-term growth and financial success. In light of this combination of base salary, potential annual bonuses and the accumulated value of equity awards granted to each executive, we do not sponsor any retirement plan other than our 401(k) plan generally available to all of our employees, believing that the executives are adequately compensated to provide for their own retirement.

Establishing Compensation

The Committee is responsible for determining the compensation package of the CEO. For senior executive officers other than the CEO, the CEO recommends compensation packages for each, which is reviewed with the Committee and, after a discussion that may result in mutually agreeable changes, approved by the Committee. The Committee meets in executive session without the CEO to determine the amount and type of compensation to be paid to the CEO. In prior years, the Committee has used the services of compensation consultants to assist in determining the appropriate level of compensation.

In 2007, the Committee engaged Rodeghero Consulting Group (“RCG”) as an independent compensation consultant reporting to the Committee with respect to the market competitiveness of the compensation for our CEO and other executive officers. The firm interviewed the Committee’s chairman and our CEO, and reviewed the job descriptions of the executive officers.

RCG also gathered and analyzed data from three independent national sources considered most appropriate for us, as well as a proxy data source for compensation information on seven companies for which data was available, whose operations and scope presented the best comparison. Those companies were Asbury Automotive Group, Autonation, Group 1 Automotive, Carmax, Rush Enterprises, Sonic Automotive and Penske Automotive Group.

RCG’s report found that the compensation packages for our CEO, COO and CFO generally reflected mid-market norms in the survey-based benchmarks, but generally lagged the proxy norms. The other executive’s were more difficult to analyze as their job descriptions did not match the survey data; however, RCG concluded the compensation package likely exceeded the range of normative practice represented in the survey. The compensation elements of our executives represent less “at risk” pay, but the benefit packages, including pensions, were exceptionally below normative practices. The report did not rank the data based upon relative company performance.

When determining the amount and form of annual compensation for our CEO, the Committee reviewed the total compensation earned by our CEO. The amount of base salary for our CEO is based on competitive market factors, the relative performance of Lithia and the relative pay level within the senior management team. The base salaries of executive officers other than the CEO are based, in part, on their respective responsibilities and the relative internal pay equity among the senior executives.

Our 2008 Discretionary Support Services Bonus Plan (“Bonus Plan”), approved by shareholders in May 2008, is intended to compensate the executive for the annual year-to-year performance, while equity-based awards are intended to reward long-term growth and align the interests of management with those of the shareholders. Because the payments under the Bonus Plan are purely performance based, prior bonus payments are not taken into consideration when setting the annual salaries or awarding options. Additionally, because options mature and eventually expire or are exercised, we continue to award option grants to the CEO and other senior executives as additional incentive to increase shareholder value. Annual stock option grants to the named executive officers have varying vesting schedules designed to ensure that the executives always have multiple unvested options outstanding to maximize the job retention benefit of our option program.

The amount of the performance bonus each year is determined by formula set forth in the annual plan. Management initially proposes the performance criteria and terms of the annual plan relative to the company-wide strategic and annual operational goals and objectives, and submits the plan to the Committee. The Committee reviews the proposal, makes suggested changes and, after the final terms are agreed upon, approves the plan. Following the end of the year, the Committee and management review our performance relative to the prior year’s written plan and determine the level of performance attained for that year and calculate the applicable bonuses. These calculations are reviewed and confirmed by our internal audit department in writing. All bonuses approved by the Committee are paid in the first quarter of the following year.

We attempt to maximize the tax benefits related to compensation expense; however, tax considerations are not the compelling factor in determining the annual compensation package or form of compensation. With the adoption of SFAS No. 123R, “Share-Based Payment,” requiring the expensing of all forms of equity compensation, future awards may be structured to lessen our after-tax compensation expense.

The Committee intends all compensation to be IRC 162(m) compliant to permit us to be able to deduct, for federal income tax purposes, all compensation paid to the named executive officers. Accordingly, the Bonus Plan is performance based and, as required, was submitted to shareholders for approval. Periodically, and whenever changes are made to the performance criteria, the revised plan will be resubmitted to shareholders for approval.

Employment Agreements

We have not entered into employment agreements with any of the named executive officers.

Benefit Programs

Our named executive officers are generally eligible to participate in benefit programs generally available to all full time employees, including health and disability insurance and participation in a 401(k) plan. However, as noted earlier, none of the named executive officers are eligible to participate in our Employee Stock Purchase Plan.

Change in Control Agreements

In December 2008, we entered into change in control agreements with Sidney DeBoer, Bryan DeBoer, Jeffrey DeBoer and M.L. Dick Heimann. In the event of termination following a change in control, as defined in the agreements, each executive will receive two times their base salary for the year in which termination occurs. Each of them will also receive health insurance benefits for the shorter of 24 months or the full COBRA period.

In the case of Sidney DeBoer and M.L. Dick Heimann, a change in control will not be deemed to have occurred if Sidney DeBoer, Lithia Holding Company, LLC or an affiliate of either owns, votes or controls more than 20% of the stock of the resulting entity after such event.

In light of the significant lower market price of the company’s Class A Common Stock, the Board of Directors recognized that the company could be a favorable acquisition target and wanted to provide some security and incentive for the executive team to remain with Lithia. In addition, if a sale of Lithia were determined by the Board of Directors to be in the best interest of shareholders, the Board of Directors wanted to provide an appropriate level of severance should the sale result in their termination. In addition, all of our stock option grant agreements contain provisions that accelerate vesting upon a change in control.

Components of 2008 Executive Officer Compensation

We maintain a relatively simple compensation program compared to many other companies. We provide a base salary, an annual cash performance bonus, equity grants and limited personal perquisites and benefits.

Base Salary

Base salaries are based on both financial and non-financial criteria, internal pay equity and current market conditions, including relative pay within the industry. Base salaries are established at the beginning of each year. Generally, any changes in base salary in a given year do not become effective until March 1 of that year. Therefore, the actual payment of the current year base salary runs from March of that year through the end of February of the following year.

Because of the operating loss suffered by us in the fourth quarter 2007 and the prospect of a slowing economy noted in early 2008, management recommended, and the Committee approved, a continuing salary freeze of the named executive officers for 2008. Accordingly, the base salaries for 2008 remained frozen at the 2006 levels. For 2008, Mr. Heimann’s salary was reduced by 20% to reflect his current responsibilities.

2008 Bonus Plan

Senior management recommended certain performance goals and objectives for 2008 under the Bonus Plan to reflect the anticipated sales environment and our underlying strategic and operational objectives. The Bonus Plan is performance based and, for 2008, was initially comprised of two separate plans: the 2008 Lithia Annual Bonus Plan (the “2008 Bonus Plan”) and the 2008 L2 Performance Objectives and Bonus Program (the “L2 Bonus Plan”). The performance goals and objectives underlying our strategic and operational objectives are incorporated into the Bonus Plan targets approved by the Committee and subsequently approved by the shareholders to satisfy the requirements of IRC 162(m) to permit expensing certain bonus amounts. In approving the bonus plans, the Committee expressly reserved its right to exercise its negative discretion to reduce or eliminate any bonus payments as the Committee deem necessary or appropriate.

The performance criteria under each of these plans are separated into two main categories: Performance Objectives and Project Related Objectives. Each of these categories is further broken down into sub-categories that are assigned specific target objectives. Some categories have a range of performance, while others were attained or not attained. Each of these sub-categories is assigned a percentage, with a range of percentages assigned to a range of performance criteria. Collectively, all of the assigned percentages equaled 100%. If all of the sub-category performance levels were attained at their highest level, the executive would be entitled to receive 100% of the maximum bonus. If none of the minimum performance levels were attained, the executive would receive no bonus. The Performance Objectives were weighed more heavily than the other objectives with approximately 70% of the maximum bonus attributable to attaining those goals. Each of the named executive officers participated in the 2008 Bonus Plan and the L2 Bonus Plan, with the 2008 Bonus Plan comprising 80% of the total attainable goals and the L2 Bonus Plan comprising 20%.

The maximum amount of bonus that could be earned by an executive was equal to 150% of their respective annual salary (100% for M.L. Dick Heimann). The Committee recognizes that the potential bonuses available to the executives could be substantial, but believes that such rewards would be merited if the goals were fully achieved. The Committee also believes that the overall performance criteria established in 2008 were aggressive in comparison to our performance in 2007 and management’s internal projections for the year.

With the abrupt economic change in the economy, and specifically the automotive industry, in 2008, the Board of Directors and management discontinued the L2 used car initiative and focused their energy and company resources on its core business and the L2 Bonus Plan was discontinued at that time.

Because the L2 Bonus Plan was discontinued, only the performance criteria for the 2008 Bonus Plan are listed below:

Performance Objectives:

•	Pre-tax Net Profit (excluding L2);

•	Pre-tax Net Margin Retention;

•	Used Vehicle Sales Growth Rate; and

•	Fixed Department Sales Growth.

•	Sales Satisfaction Scores;

•	Service Satisfaction Scores;

•	Minimum Sales Requirement; and

•	Approved to Purchase Stores.

Project Related Objectives:

•	Develop and Implement Customer-Focused Processes:

•	Modify Sales Process to Align with Assured Sales;

•	Internet Sales Development;

•	Assured Guarantees;

•	Fixed Operations Initiatives; and

•	Establish New Company Measurements.

•	Ingrain Sound Human Development:

•	Restructure Job Functions and Store Staffing;

•	Develop Compensation Plan that Supports New Sales Job Functions;

•	Develop Job Scheduling that Corresponds to New Job Functions and Customer Needs;

•	Expand Leadership Development; and

•	Modify Training Strategies.

•	Grow Value of the Lithia Brand:

•	Develop New Internet and External Communication Structure;

•	Develop and Execute One-on-One Marketing Plan with Existing Customers; and

•	Improve Customer Traffic.

•	Gain Cost Reductions:

•	Centralize Vehicle Pricing;

•	Centralize Used Vehicle Inventory Management;

•	Centralize New Vehicle Inventory Management;

•	Centralize Fixed Operations;

•	Office Automation and Centralization; and

•	Revise Policies and Procedures.

If the highest threshold were attained for all objectives, the maximum amount of the bonuses payable related to performance in 2008 to the CEO and the other four named executive officers would be approximately $4.2 million (for individual potential bonuses, see the Grant of Plan Based Awards Table in this Proxy).

The total bonus amount achieved in 2007, 2006, 2005, 2004 and 2003 under similar plans was 34%, 35%, 71.5%, 63.3% and 40.0%, respectively, of each participant’s maximum bonus potential however, the Committee elected to exercise its negative discretion and authorized no cash bonus payment to the named executive officers under the 2007 plan. Under the 2008 Bonus Plan, participants were eligible to receive 12% of their maximum potential bonus amounts, primarily in achieving certain project objectives (9%) and to a lesser extent a single non-financial performance objective (1%) and a single financial performance objective (2%). The Committee recognized that the economic environment radically changed after the plan objectives were established. Further, the Committee recognized that management had made substantial progress during 2008 in effecting the restructuring plan to significantly reduce operating expenses, dispose of unprofitable stores and raise cash to reduce or pay off debt. Nonetheless, in light of the operating losses incurred by us, the Committee, with management’s agreement, exercised its negative discretion under the 2008 Bonus Plan to pay no bonuses to the named executive officers for 2008 performance.

2003 Stock Incentive Plan Awards

The 2003 Stock Incentive Plan provides for the issuance of non-qualified stock options, stock-settled stock appreciation rights, stock awards, stock units and performance awards. For our senior executives, including the named executive officers, we issue time vested stock options. We believe options best align the interests of our executives with shareholders as the options bring value to the holder only if the market value of our shares increase and the executive continues employment with us until the grants vest and become exercisable. All options are awarded to the named executive officers with an exercise price equal to the fair market value on the day of grant, have varying vesting schedules and a term of six years. The number of options granted to the senior executives was determined by the Committee. Historically, the Committee authorizes equity grants for our senior executives and other employees annually, with such grants to be awarded on or about March 10th of each year. The Committee approved such annual grants in 2008.

However, when automotive retail sales plummeted mid-year and the market price of our Class A common stock dropped to historic lows, we incurred an impairment charge on all of our acquisition goodwill. The Committee recognized that substantially all outstanding stock options were then at strike prices well above the current market price. The Board of Directors had also adopted a restructuring plan that challenged the executives and other senior managers to achieve significant cost savings and other objectives in an attempt to ensure our survivability.

Upon the recommendation of the CEO, and in consultation with management, the Committee approved the granting of substantially all of the unissued or uncommitted shares remaining in the 2003 Stock Incentive Plan to two senior executive officers and 95 other officers and managers tasked to effect the restructuring plan. In approving the grants, the Committee noted that the grants were a form of non-cash compensation, that based upon the market price of the Class A Common Stock, the compensation expense was significantly lower than applicable for previous grants, that the awards would only be a benefit to the recipients if we were substantially successful in accomplishing our restructuring plan and would help retain the services of such employees. While all senior executives were to play significant roles in effecting the restructuring plan, the Committee made no awards to Sidney B. DeBoer, M.L. Dick Heimann or R. Bradford Gray, who are already significant shareholders, thereby making more shares available to others. See the executive compensation tables for additional information regarding the grants made to the named executive officers.

We also use stock options and stock awards as a significant portion of the compensation paid to our non-employee directors (See “Director Compensation” below).

In 2008, in conjunction with the launch of our L2 used vehicle operations, the Committee granted to the named executive officers stock options with vesting based on attaining certain profitability thresholds in the L2 operation over the first 4 years of operation. Although we have discontinued the L2 initiative and the performance thresholds are unlikely to be achievable, these awards remain outstanding.

Other Compensation

We make contributions to the 401(k) accounts of all participating named executive officers on the same terms as those of other participants in our 401(k) plan and provide health and disability insurance for the named executive officers under the same plans as for other non-executive employees. We also provide an automobile allowance to our named executive officers and pay premiums on a long-term disability insurance policy for each.

We believe that the current mix and amount of compensation provides a competitive compensation package for our named executive officers, properly balancing the compensatory features with the performance features and providing incentive to implement and execute our short-term and long-term strategic and operational plans.

Director Compensation

The directors serve from June 1 to May 30 of each year. The Committee annually reviews the director compensation package and any change is effective for the ensuing service year, which would begin on June 1. Accordingly, the actual compensation paid to a director is always comprised of two separate compensation plans.

In setting compensation for our non-employee directors for the 2007-2008 service year (which covered the first half of 2008), the Committee engaged RCG as an independent consultant reporting to the Committee with respect to the market competitiveness of the compensation paid. The RCG report noted that our fee structure did not provide for separate compensation for committee meeting attendance, and that stock options awarded reflected a smaller portion of the total compensation relative to other companies. Total compensation was, however, well below average in the group. The Committee decided to increase the total compensation to be more competitive in the market place, but elected to pay a significant portion in the form of stock. The Committee believes that paying a portion of the annual fees in equity provides each director with a vested interest in Lithia.

The compensation structure for our non-employee directors for the 2008-2009 service year is:

•	$3,000 monthly retainer;

•	$5,000 each for personal attendance at the regularly scheduled quarterly board and committee meetings;

•	a stock option award in the amount of 2,000 shares; and

•	Stock award equal to $30,000 value (based on the closing share price on May 30, 2008).

The stock options are granted at the beginning of each service year and vest upon completion of the year of service, and have a term of six years. All stock grants are made after the annual shareholder meeting following a year of service and are subject to such director completing the year of service. All stock grants to directors are subject to a written agreement with the director that prohibits sale of such shares until the earlier of 3 years after the date of grant or 1 year after termination of board service.

We also offer our non-employee directors the opportunity to defer receipt of their director compensation through our Outside Director Non-Qualified Deferred Compensation Program. Under this program, the non-employee directors may defer receipt of all or a portion of their cash compensation and stock award. The cash portion accrues interest annually at a rate equal to our interest rate on our used car flooring line as of December 31 of the prior fiscal year. For funds deferred in 2008, the rate was 6.6%.

Stock Option Grant Date Practices

Except for the non-employee directors as noted above, we award stock options and restricted stock awards to all persons selected to receive an award on the same date. The exercise price for stock options is determined in accordance with the terms of the 2003 Stock Incentive Plan, which defines the fair market value as the average price between the high and low trading price on the date of grant. Generally, the expected date of grant is on or about March 10 th of each year to coincide with the payment of the cash bonus under our annual bonus plan and also is expected to be after the release of year-end financial results and outside the regularly scheduled closed window period for the first quarter, which allows for ease of exercise for insiders prior to expiration. Other than in the context of the foregoing, we do not consider the release of earnings information when granting awards.

All stock option and restricted stock awards are reviewed and approved at a Committee meeting in the first quarter of each year. The Committee approves the awards for each recipient and selects on or about March 10 as the effective date for such grants. However, because of the sharp decline in the price of common stock of automotive retailers generally, and our Class A common stock specifically, causing all of the stock options previously issued to our management team to be significantly underwater (the exercise price being significantly higher than the current market price), the Committee elected to grant stock options in August 2008 to provide the management team and certain employees with an equity position that better reflected the current economic environment and provided a recognizable opportunity to benefit from the implementation and completion of our restructuring plan. The August 2008 awards were granted in lieu of awards that would have been made in March 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, included elsewhere in this proxy statement, with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s annual report on Form 10-K and included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Maryann N. Keller (Chairman)

Thomas Becker

William L. Glick

Charles R. Hughes

A.J. Wagner

EXECUTIVE COMPENSATION

Summary Compensation Table for 2008

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our (i) Principal Executive Officer (“PEO”); (ii) our Principal Financial Officer (“PFO”); and (iii) our three other executive officers (herein collectively referred to as the “named executive officers”) for the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total

Sidney B. DeBoer Chairman, CEO and Secretary	2008	$840,000	$187,568	$—	$20,581	$1,048,149
	2007	840,000	195,234	4,300	31,339	1,070,873
	2006	822,500	184,806	441,000	22,532	1,470,838

Jeffrey B. DeBoer Senior Vice President and CFO	2008	420,000	113,344	—	20,364	553,708
	2007	420,000	109,244	4,300	17,834	551,378
	2006	416,000	100,200	220,500	18,897	755,597

Bryan B. DeBoer President and Chief Operating Officer and Director	2008	624,000	155,361	—	19,972	799,333
	2007	624,000	141,697	3,961	23,873	793,531
	2006	616,000	124,989	327,600	23,783	1,092,372

R. Bradford Gray Executive Vice President	2008	564,000	120,235	—	19,534	703,769
	2007	564,000	129,473	—	21,741	715,214
	2006	560,000	129,357	296,100	13,899	999,356

M. L. Dick Heimann Vice Chairman	2008	499,200	155,928	—	18,597	673,725
	2007	624,000	168,767	—	19,159	811,926
	2006	620,000	169,877	327,600	19,293	1,136,770

(1)	These amounts reflect the amount of the SFAS No. 123(R) compensation expense recognized in our 2008 Consolidated Statement of Operations relating to the unvested stock options held by each named executive officer, including any award made in 2008. The amounts were determined using the Black-Scholes valuation model. See Note 15 of Notes to Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2008 for the valuation assumptions and other information related to our stock and option awards.
(2)	All Other Compensation in 2008 included an auto allowance, company 401(k) contributions and long-term disability insurance premiums for each of the named executive officers as follows:

Name	Auto Allowance	401(k) Match	Insurance Premiums	Total
Sidney B. DeBoer	$14,505	$125	$5,951	$20,581
Jeffrey B. DeBoer	14,288	125	5,951	20,364
Bryan B. DeBoer	13,896	125	5,951	19,972
R. Bradford Gray	13,458	125	5,951	19,534
M. L. Dick Heimann	12,521	125	5,951	18,597

Grants of Plan-Based Awards Table for the Year Ended December 31, 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
Sidney B. DeBoer	02/22/08	$12,600	$285,600	$1,260,000	—	$—	$—
	03/10/08	—	—	—	37,500	9.375	81,146
	03/10/08	—	—	—	25,000	9.375	54,098

Jeffrey B. DeBoer	02/22/08	6,300	142,800	630,000	—	—	—
	03/10/08	—	—	—	11,250	9.375	24,344
	03/10/08	—	—	—	15,000	9.375	32,459
	08/11/08	—	—	—	50,000	5.37	62,830

Bryan B. DeBoer	02/22/08	9,360	218,400	936,000	—	—	—
	03/10/08	—	—	—	37,500	9.375	81,146
	03/10/08	—	—	—	25,000	9.375	54,098
	08/11/08	—	—	—	80,000	5.37	100,528

R. Bradford Gray	02/22/08	8,460	191,760	846,000	—	—	—
	03/10/08	—	—	—	4,200	9.375	9,088
	03/10/08	—	—	—	14,000	9.375	30,295

M. L. Dick Heimann	02/22/08	7,488	169,728	499,200	—	—	—
	03/10/08	—	—	—	5,400	9.375	11,685
	03/10/08	—	—	—	18,000	9.375	38,950

(1)	This amount reflects the estimated fair value on the date of grant determined pursuant to SFAS No. 123R using the Black-Scholes valuation model. See Note 15 of Notes to Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2008 for the valuation assumptions and other information related to our stock and option awards during 2008. This total amount will be proportionately recognized as compensation expense over the vesting period of the respective award, with the portion attributable to 2008 reflected as a component of the amount in the Option Awards column of the Summary Compensation Table.

The 2008 Annual Bonus Plan is structured such that the final bonus amount is tied directly to Lithia’s performance for the year and is a single, definitive amount based on the performance criteria attained during the calendar year (see the discussion under “2008 Bonus Plan” above). As a result, depending on which criteria are satisfied, and to what extent, the bonus could range from a minimum of 1.5% to a maximum of 150% of base salary (when all elements are satisfied at the highest level). Therefore, there is no “target” amount. The target amount set forth in the table above reflects the percentage of bonus that would be payable if the level of performance attained in 2007 was attained in 2008.

Under the objectives and targets set for 2008 under the 2008 Annual Bonus Plan, each named executive officer was eligible to receive 9.6% of the maximum achievable bonus (in each case, 150% of base compensation, except for Mr. Heimann, which is 100%). However, in light of the financial performance of Lithia in 2008, the Compensation Committee exercised its negative discretion and elected not to pay any bonus.

The stock options are granted at the fair market value on the date of grant in accordance with the terms of the 2003 Stock Incentive Plan, which is defined as the average between the high and the low trading price on the date of grant. The closing price on the date of grant for the March 10, 2008 awards was $9.07; and for the August 11, 2008 awards was $5.16. See the “Outstanding Equity Awards at Year End 2008” table below for vesting information regarding the 2008 awards.

Outstanding Equity Awards at Year End 2008

The following table sets forth the outstanding equity awards held by the named executive officers as of December 31, 2008:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date
Sidney B. DeBoer	22,010	—		$16.75	01/06/10
	16,000	—		1.00	12/26/10
	31,788	—		11.81	12/26/10
	16,000	—		19.24	12/26/11
	16,000	—		15.13	12/26/12
	16,002			29.42	03/11/10
	—	20,001	(1)	27.58	03/10/11
	—	24,000	(2)	31.67	03/10/12
	—	24,000	(3)	28.34	03/09/13
	—	25,000	(4)	9.375	03/10/14
	—	37,500	(5)	9.375	03/10/14
Jeffrey B. DeBoer	4,000	—		16.50	01/01/09
	24,000	—		16.75	01/06/10
	8,000	—		19.24	12/26/11
	8,000	—		15.13	12/26/12
	8,001			29.42	03/11/10
	—	12,000	(1)	27.58	03/10/11
	—	14,000	(2)	31.67	03/10/12
	—	14,000	(3)	28.34	03/09/13
	—	15,000	(4)	9.375	03/10/14
	—	11,250	(5)	9.375	03/10/14
	—	50,000	(6)	5.37	08/11/14
Bryan B. DeBoer	24,000	—		16.75	01/06/10
	8,000	—		19.24	12/26/11
	8,000	—		15.13	12/26/12
	12,000			29.42	03/11/10
	—	16,002	(1)	27.58	03/10/11
	—	18,000	(2)	31.67	03/10/12
	—	18,000	(3)	28.34	03/09/13
	—	25,000	(4)	9.375	03/10/14
	—	37,500	(5)	9.375	03/10/14
	—	80,000	(7)	5.37	08/11/14
R. Bradford Gray	8,000	—		16.50	01/01/09
	28,000	—		16.75	01/06/10
	12,000	—		1.00	12/26/10
	12,000	—		19.24	12/26/11
	12,000	—		15.13	12/26/12
	12,000			29.42	03/11/10
	—	14,001	(1)	27.58	03/10/11
	—	14,000	(2)	31.67	03/10/12
	—	14,000	(3)	28.34	03/09/13
	—	14,000	(4)	9.375	03/10/14
	—	4,200	(5)	9.375	03/10/14
M. L. Dick Heimann	22,010	—		16.75	01/06/10
	31,788	—		11.81	12/26/10
	16,000	—		19.24	12/26/11
	16,000	—		15.13	12/26/12
	16,002			29.42	03/11/10
	—	18,000	(1)	27.58	03/10/11
	—	18,000	(2)	31.67	03/10/12
	—	18,000	(3)	28.34	03/09/13
	—	18,000	(4)	9.375	03/10/14
	—	5,400	(5)	9.375	03/10/14

(1)	Vests as to 100% of the covered shares on the fifth anniversary of the grant date, which is March 10, 2010.
(2)	Vests as to 100% of the covered shares on the fifth anniversary of the grant date, which is March 10, 2011.

(3)	Vests as to 100% of the covered shares on the fifth anniversary of the grant date, which is March 9, 2012.
(4)	Vests as to 100% of the covered shares on the fifth anniversary of the grant date, which is March 10, 2013
(5)	Vests annually on the anniversary date based on the prior year’s pre-tax net profits, beginning with pre-tax net profits for 2009, at the rate of 15% of the award if the pre-tax net profit threshold is met; between 25%-40% if the 2010 pre-tax net-profit thresholds are met; and between 15%-45% if the 2011 pre-tax net profit thresholds are met.
(6)	Vests as to 25,000 shares on August 11, 2010, 12,500 shares on August 11, 2011 and 12,500 shares on August 11, 2012.
(7)	Vests as to 40,000 shares on August 11, 2010, 20,000 shares on August 11, 2011 and 20,000 shares on August 11, 2012.

Option Exercises and Stock Vested for the Year Ended December 31, 2008

The following table summarizes the number of stock options exercised during 2008 for each named executive officer. The value realized is the actual dollar value the executive received on the exercise date based on the fair market value of the stock on that date. No named executive officers have received restricted stock awards.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jeffrey B. DeBoer	8,000	$22,880
M. L. Dick Heimann	16,000	45,760

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Other than as described below, we do not have any employment agreements or any other agreements or understandings with any of the named executive officers that provide for supplemental payments after the executive’s employment terminates.

In December 2008, we entered into change-in-control agreements with Sidney DeBoer, Bryan DeBoer, Jeffrey DeBoer and M.L. Dick Heimann. In the event of termination following a change in control, as defined in the agreements, each of them will receive two times their base salary for the year in which termination occurs. Additionally, each of them will also receive health insurance benefits for the shorter of 24 months or the full COBRA period; and their pro-rata payout under any bonus plan based on the performance levels attained at the time of termination. The pro-rata amount shall be based on the proportion of the service period completed by the executive prior to termination.

In the case of Sidney DeBoer and M.L. Dick Heimann, a change-in-control will not be deemed to have occurred if Sidney DeBoer, Lithia Holding Company, LLC or an affiliate of either owns, votes or controls more than 20% of the stock of the resulting entity after such event.

In addition, all of our stock option and restricted share grant agreements contain provisions that accelerate vesting upon a change in control.

The following table provides quantitative disclosure of payouts to NEOs assuming a change-in-control and associated triggering events occurred on December 31, 2008 and the price per share of our common stock is the closing market price on that date.

Name	Severance Payments	Severance Related Benefits(1)	Intrinsic Value of Stock Options that Would Vest(2)	Non-Equity Incentive Plan Awards(3)	Total
Sidney B. DeBoer	$1,680,000	$6,270	$—	$120,960	$1,807,230
Jeffrey B. DeBoer	840,000	1,368	—	60,480	901,848
Bryan B. DeBoer	1,248,000	5,745	—	89,280	1,343,025
R. Bradford Gray	—	—	—	—	—
M.L. Dick Heimann	998,400	6,270	—	47,923	1,052,593

(1)	Based on current cost providing 18 months (the full COBRA period) of COBRA Benefits for the named executive officers.
(2)	All unvested options outstanding at December 31, 2008 had an exercise price that was greater than the fair market value of our common stock on December 31, 2008.
(3)	The amount is based on the performance levels attained under the 2008 Bonus Plan, which was 9.6% of the maximum bonus available (see discussion on 2008 Bonus Plan above).

COMPENSATION OF DIRECTORS

The following table summarizes compensation paid to members of our Board of Directors during calendar 2008, which represents the 2008 portion of both the 2007-2008 Board term and the 2008-2009 Board term:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Thomas Becker	$56,000	$7,576	$5,999	$69,575
William L. Glick	23,000	6,994	1,328	31,322
Charles R. Hughes	28,000	6,994	1,328	36,322
Maryann N. Keller	56,000	6,863	5,999	68,862
A.J. Wagner	28,000	7,694	1,460	37,154
William J. Young(2)	26,064	—	—	26,064

(1)	The amounts set forth in the stock awards and option awards columns reflect the fair value of all awards held by each person recognized in our statement of operations during 2008. See Note 15 of Notes to Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2008 for the valuation assumptions and other information related to our stock and option awards.
(2)	Mr. Young retired from the Board in July 2008 for health reasons.

Directors serve from annual meeting to annual meeting rather than on a calendar year and, accordingly, the cost of the Directors’ services is accounted for over the service year as earned. The fees reflected in the column “Fees Earned or Paid in Cash” in the above table are the actual fees earned in 2008. The option and stock awards reflect the amounts actually expensed during the year. All stock and option awards are granted pursuant to a previously approved compensation package for board members. Stock awards are granted in June of each year following twelve months of service and option awards are granted in March each year. The amounts reflected in the columns “Stock Awards” and “Option Awards” are the value of the awards granted in 2008; however, because directors serve from annual meeting to annual meeting, only half of this amount is attributable to services performed in 2008, the other half being attributable to the last half of 2007.

Under the Outside Directors Nonqualified Deferred Compensation Plan adopted by the Board on November 22, 2005, non-employee directors may elect to defer receipt of all or any portion of their board service compensation. If stock compensation is deferred, the director’s deferral account, which is maintained for accounting purposes only, will be credited with the stock and any cash or stock dividends, stock splits or the like that would have been paid or issuable with respect to the deferred shares. The cash component of the deferral account, including all deferred cash compensation and other cash interest and dividends credited to the account, will accrue interest at an annual rate equal to the interest rate on our used car flooring line of credit, by reference to such rate as of the last business day of the preceding year. The deferred compensation will be paid to the director beginning within one month following termination of the director’s service on the board, either in a lump sum or installments, based on the director’s election prior to the deferral.

Equity incentive awards outstanding at December 31, 2008 for each independent Director were as follows:

Name	Unvested Stock Awards (#)	Option Awards (#)
Thomas Becker	—	16,000
William L. Glick	—	1,667
Charles R. Hughes	—	1,667
Maryann N. Keller	—	8,000
A.J. Wagner	—	1,833

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 12, 2009, certain information with respect to ownership of our common stock of (i) each director, (ii) each executive officer, (iii) all persons known by us to be beneficial owners of more than 5% of any class of our common stock, and (iv) all current executive officers and directors as a group.

Shareholder	Class(1)	Number of Shares(2) (3)	Percent of Shares Outstanding(3)

Lithia Holding Company, LLC(4) (5)	Class B	3,762,231	100%

Sidney B. DeBoer(4) (5)	Class A	247,096	1.4%
	Class B	3,762,231	100%

Invesco Ltd. (6) 1555 Peachtree Street NE Atlanta, Georgia 30309	Class A	2,675,853	15.8%

FMR LLC(7) 82 Devonshire Street Boston, Massachusetts 02109	Class A	1,650,816	9.7%

Dimensional Fund Advisors LP(8) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	Class A	1,246,093	7.3%

Royce & Associates, LLC(9) 1414 Avenue of the Americas New York, New York 10019	Class A	1,184,360	7.0%

Pointer Capital LLC(10) 3050 Peachtree Road NW, Suite 200 Atlanta, Georgia 30305	Class A	994,967	5.9%

Sterling Capital Management LLC(11) Two Morrocroft Centre 4064 Colony Road, Suite 300 Charlotte, North Carolina 28211	Class A	984,983	5.8%

Howson Tattersall Investment Counsel Limited(12) 70 University Avenue, Suite 1100 Toronto, Ontario Canada M5J 2M4	Class A	894,326	5.3%

M. L. Dick Heimann (4) (5)	Class A	342,445	2.0%
R. Bradford Gray (4) (5)	Class A	129,712	*
Bryan B. DeBoer (4) (5)	Class A	56,600	*
Jeffrey B. DeBoer(4) (5)	Class A	64,295	*
Thomas Becker (4)	Class A	30,800	*
Maryann N. Keller (4)	Class A	7,300	*
Charles R. Hughes(4)	Class A	1,000	*
A.J. Wagner(4)	Class A	1,000	*
William L. Glick(4)	Class A	—	—
All current executive officers and directors as a group (10 persons)	Class A	880,248	5.1%
	Class B	3,762,231	100%
Combined Class A ownership assuming conversion of all Class B shares for all current officers and directors as a group (10 persons)		4,642,479	21.9%

*	Less than one percent

(1)	The Class A common stock is entitled to one vote per share and the Class B common stock is entitled to 10 votes per share and is convertible into Class A common stock on a share-for-share basis at the option of the holder thereof or under certain other circumstances.
(2)	Includes shares subject to options exercisable within 60 days of March 12, 2009, shares held in 401(k) accounts and shares held by spouses as follows:

Name	Options exercisable within 60 days	Shares held in 401(k) account	Shares held by spouse
Sidney B. DeBoer	117,800	—	—
M. L. Dick Heimann	101,800	68,261	15,964
R. Bradford Gray	84,000	—	—
Bryan B. DeBoer	52,000	—	—
Jeffrey B. DeBoer	52,001	2,853	—
Thomas Becker	12,000	—	—
William L. Glick	—	—	—
Charles R. Hughes	—	—	—
Maryann N. Keller	4,000	—	—
A.J. Wagner	—	—	—
All current executive officers and directors as a group	423,601	71,114	15,964

Mr. Sidney DeBoer’s shares and the all current executive officers and directors as a group shares also include 79,500 Class A shares held by the DeBoer Family LLC and all Class B shares held by Lithia Holding Company, LLC, which Mr. Sidney DeBoer controls.

(3)	Applicable percentage of ownership is based on 16,986,830 shares of Class A common stock outstanding and 3,762,231 shares of Class B common stock outstanding as of March 12, 2009, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Unless otherwise indicated, the beneficial owner is deemed to have sole voting and dispositive power with respect to all shares held. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 12, 2009 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(4)	The shares owned by each executive officer may be held in a brokerage account and certain executive officers may have margin loans secured by the entire account assets, which could include shares of Class A Common stock that could be sold by the broker to satisfy a potential margin call. Additionally, 3,762,231 shares of Class B common stock are pledged to secure a loan. Each listed person can be reached c/o 360 E. Jackson Street, Medford, Oregon 97501.
(5)	Sidney DeBoer, as the manager of Lithia Holding Company and pursuant to the terms of its operating agreement, has the sole voting and investment power with respect to all of the Class B common stock. Accordingly, all shares held by Lithia Holding Company are deemed beneficially owned by him. The following table gives tabular information regarding the ownership of Lithia Holding Company, LLC:

	Units Owned
Unit Holder	Number	Percent
DeBoer Family LLC	46,167	48.9%
Heimann Family LLC	34,875	36.9%
R. Bradford Gray	7,000	7.4%
DeBoer Insurance, LLC	4,990	5.3%
Sidney B. DeBoer Trust	1,425	1.5%

	94,457	100.0%

Sidney B. DeBoer is the manager of the DeBoer Family LLC, whose members include Mr. DeBoer, his spouse and other family members. M.L. Dick Heimann is the manager of the Heimann Family LLC, whose members include Mr. Heimann and other family members. Bryan DeBoer is the manager of DeBoer Insurance, LLC, whose members are Bryan B. DeBoer, Jeffrey B. DeBoer and Mark D. DeBoer. Sidney B. DeBoer is the trustee and owner of the Sidney B. DeBoer Trust.

(6)	Based solely on information provided on Schedule 13G/A filed with the Securities and Exchange Commission by Invesco Ltd., a holding company. Invesco Ltd. has sole voting and dispositive power with respect to all 2,675,853 shares.
(7)	Based solely on information provided on Schedule 13G/A filed with the Securities and Exchange Commission by FMR LLC (“FMR”). FMR has sole dispositive power with respect to all 1,650,816 shares and does not have voting power with respect to any of the shares.
(8)	Based solely on information provided on Schedule 13G/A filed with the Securities and Exchange Commission by Dimensional Fund Advisors LP (“Dimensional”), a registered investment adviser. Dimensional has sole voting and dispositive power with respect to all 1,246,093 shares.
(9)	Based solely on information provided on Schedule 13G filed with the Securities and Exchange Commission by Royce & Associates, LLC (“Royce”), a registered investment adviser. Royce has sole voting and dispositive power with respect to all 1,184,360 shares.
(10)	Based solely on information provided on Schedule 13G filed with the Securities and Exchange Commission by Pointer Capital LLC (“Pointer”), a registered investment adviser. Pointer has sole voting power with respect to 300,000 shares and sole dispositive power with respect to all 994,967 shares.
(11)	Based solely on information provided on Schedule 13G filed with the Securities and Exchange Commission by Sterling Capital Management LLC (“Sterling”), a registered investment adviser. Sterling has sole voting and dispositive power with respect to all 984,983 shares.
(12)	Based solely on information provided on Schedule 13D filed with the Securities and Exchange Commission by Howson Tattersall Investment Counsel Limited (“Howson”), a registered investment adviser. Howson has sole voting and dispositive power with respect to all 894,326 shares.

SHAREHOLDER AND OTHER INTERESTED PARTIES COMMUNICATIONS WITH DIRECTORS

The Board of Directors has adopted a Shareholder and Interested Party Communication Policy to promote more efficient shareholder and interested party communications with the Board and management. Our Investor Relations Department is responsible for receiving and routing all shareholder and interested party communications. Corporate governance issues are the responsibility of the Corporate Governance Committee. Our Audit Committee handles concerns or allegations regarding possible violations of accounting or financial reporting matters. Management is the more appropriate group for handling all other matters and we encourage you to contact them accordingly.

All correspondence with the Board of Directors or its members must be in writing, directed to the attention of either the Board of Directors or an individual director and delivered to: Investor Relations Department, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501. A complete copy of our Shareholder Communications Policy is available on our website at www.lithia.com and interested persons may obtain a written copy from the Investor Relations Department.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews all potential conflicts of interest and transactions with related parties. Although we do not maintain a written policy or have written procedures for such review, our Code of Ethics imposes an obligation on each director and executive officer to disclose any potential conflict of interest involving such person and the Company. Further, each director and named executive officer signs a detailed questionnaire used in the preparation of this proxy statement, which requires the disclosure, among other things, of any related party transaction. The Audit Committee reviews and approves all such transactions. Additionally, as regular course of conduct, the Board of Directors reviews and ratifies all transactions and relationships involving immediate family members of any director and named executive officer.

In 2008, Mark DeBoer, Vice President of Real Estate, son of CEO, Sidney B. DeBoer, and brother of President, Bryan B. DeBoer, and of CFO, Jeffrey B. DeBoer, received a salary of $480,000 and other compensatory arrangements totaling $11,705. The salary and other compensatory arrangements were reviewed and ratified by the Compensation Committee.

During 2008, we owned and operated corporate aircraft for business use. The Board of Directors has adopted a policy permitting a limited number of executives to lease the aircraft under a “dry-lease” arrangement on terms made available to other third parties and at a rate believed by the Compensation Committee to be fair and in our best economic interest. During 2008, the aircraft was not used under the “dry-lease” arrangement.

We maintain a Split Dollar Agreement with our CEO, Sidney B. DeBoer, under which his named beneficiary would receive $6.0 million of death benefits under a $37.3 million key-man life insurance policy owned by us. Pursuant to the agreement, he pays his pro rata share of the premium due on this term life insurance policy. No compensation is deemed received by him as a result of this arrangement.

We maintain a second Split Dollar Agreement with our CEO, Sidney B. DeBoer, under which his named beneficiary would receive death benefits, reduced by the greater of the Cash Surrender Value or cumulative premiums paid at policy maturity. We would be reimbursed for the greater of the Cash Surrender Value or cumulative premiums paid at policy maturity. No compensation is deemed received by him as a result of this arrangement.

CODE OF ETHICS

We adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our principal executive, financial and accounting officers. A complete copy of our Code of Business Conduct is available on our website at www.lithia.com, or you may request a copy by mail from our Investor Relations Department, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501.

We intend to publicly disclose all amendments to and waivers of the Code of Business Conduct on our website.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Although Sidney DeBoer, our Chief Executive Officer, served on our Board of Directors in 2008 and participated in compensation discussions, he did not participate in any deliberations or decisions regarding his own compensation. During 2008, none of our executive officers served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee retained KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2008. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of the firm if such representative so desires, and will be available to respond to appropriate shareholder questions.

Fees Paid to KPMG LLP Related to Fiscal 2008 and 2007

	2008	% approved by Audit Committee	2007	% approved by Audit Committee
Audit Fees	$1,491,758	100%	$1,171,502	100%
Audit Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—

	$1,491,758		$1,171,502

Pre-Approval Policies

All audit and non-audit services performed by KPMG LLP, and all audit services performed by other independent registered public accounting firms, must be pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, audits of employee benefit plans, technical accounting guidance, tax compliance assistance, assistance with tax rulemaking interpretation and assistance with executing our acquisition strategy. KPMG LLP may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including, but not limited to, any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services and management or human resources functions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors reports to the Board and is responsible for assisting the Board in fulfilling its oversight responsibilities relating to (a) the preparation and integrity of Lithia’s financial statements; (b) the engagement of the independent registered public accounting firm and the evaluation of their performance, qualifications and independence; (c) the implementation and evaluation of Lithia’s internal accounting and financial controls, procedures and policies; and (d) the compliance with certain legal and regulatory requirements, including programs and policies established by management or the Board. The current charter is available on our website at www.lithia.com.

In discharging our responsibilities, we have met with Lithia’s management and its independent registered public accounting firm, KPMG LLP, to review Lithia’s accounting functions and the audit process. We discussed and reviewed with the independent registered public accounting firm all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. We also discussed and reviewed the results of the independent registered public accounting firm’s audit of Lithia’s financial statements, the quality and adequacy of Lithia’s internal control and issues relating to auditor independence. We also obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” and discussed with the auditors any relationships that may impact their objectivity and independence.

Based on our review and discussions with Lithia’s management and independent registered public accountants, we recommended to the Board that the audited financial statements be included in Lithia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

We also meet regularly with Lithia’s internal audit manager to review the nature and extent of Lithia’s internal controls, the review procedures performed by internal audit regarding such controls and the frequency and results of such reviews. We note that a follow-up procedure is in place to monitor any corrective actions that have been recommended.

Submitted by:

Thomas Becker (Chairman)

William L. Glick

Charles R. Hughes

Maryann N. Keller

A.J. Wagner

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, (“Section 16”) requires our executive officers and directors and all persons who beneficially own more than 10% of our common stock (referred to as “ten percent shareholders”) to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and all subsequent changes in their ownership of our common stock and other equity securities.

Based solely on the review of copies of the forms provided to us and the representations by the executive officers, directors and ten percent shareholders, we believe, to the best of our knowledge, that all Section 16(a) filing requirements were met for fiscal year ended December 31, 2008, except for one purchase by Mr. Hughes after he initially joined the Board of Directors, and one option grant to each of Mr. Becker and Ms. Keller, all of which were reported late.

OTHER BUSINESS AND SHAREHOLDER PROPOSALS

We know of no other business to be conducted at the Annual Meeting. Proposals intended to be presented by any shareholder at our 2010 Annual Meeting must be received by us in writing at our principal office no later than November 13, 2009 (120 days prior to the anniversary of the mailing of the prior years’ Notice of Internet Availability) and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in our proxy statement for that meeting.

FORM 10-K

We will provide, without charge, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Written requests should be mailed to the attention of Investor Relations, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501. You may also find our Form 10-K on our website at www.lithia.com.

Dated: March 20, 2009

APPENDIX A

LITHIA MOTORS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

i

11.	TERMINATION OF EMPLOYMENT		6
	11.1.	General Rule	6
	11.2.	Termination Due to Retirement, Death or Disability	6
	11.3.	Termination Other Than for Retirement, Death or Disability	6
	11.4.	Rehired Employees	6
12.	ADMINISTRATION OF THE PLAN		6
	12.1.	No Participation in Plan by Committee Members	6
	12.2.	Authority of the Committee	6
	12.3.	Meetings	6
	12.4.	Decisions Binding	7
	12.5.	Expenses of Committee	7
	12.6.	Indemnification	7
13.	DESIGNATION OF BENEFICIARY		7
14.	TRANSFERABILITY		7
15.	NO RIGHTS AS A SHAREHOLDER UNTIL CERTIFICATE ISSUED		7
16.	CHANGES IN THE COMPANY’S CAPITAL STRUCTURE		8
17.	PLAN EXPENSES; USE OF FUNDS; NO INTEREST PAID		8
18.	TERM OF THE PLAN		8
19.	AMENDMENT OR TERMINATION OF THE PLAN		9
20.	SECURITIES LAWS RESTRICTIONS ON EXERCISE		9
21.	SECTION 16 COMPLIANCE		9
22.	WITHHOLDING TAXES FOR DISQUALIFYING DISPOSITION		9
23.	NO RESTRICTION ON CORPORATE ACTION		9
24.	USE OF FUNDS		9
25.	MISCELLANEOUS		9
	25.1.	Options Carry Same Rights and Privileges	9
	25.2.	Headings	10
	25.3.	Gender and Tense	10
	25.4.	Governing Law	10
	25.5.	Regulatory Approvals and Compliance	10
	25.6.	Severability	10
	25.7.	Refund of Contributions on Noncompliance with Tax Law	10
	25.8.	No Guarantee of Tax Consequences	10
	25.9.	Company as Agent for the Employers	10

ii

LITHIA MOTORS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE. The Lithia Motors, Inc. 2009 Employee Stock Purchase Plan (the “Plan”) is intended to provide an incentive for employees of Lithia Motors, Inc. (the “Company”) and its participating Subsidiaries to acquire or increase their proprietary interests in the Company through the purchase of shares of Common Stock of the Company. The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan will be construed in a manner consistent with the requirements of such sections of the Code and the respective Code regulations.

2. DEFINITIONS. As used in this Plan:

2.1. “Account” means the account recorded in the records of the Company established on behalf of a Participant to which the amount of the Participant’s payroll deductions authorized under Section 6 and purchases of Common Stock under Section 8 shall be credited, and any distributions of shares of Common Stock under Section 9 and withdrawals under Section 10 shall be charged.

2.2. “Benefits Representative” means the employee benefits department of the Company or any such other person, regardless of whether employed by an Employer, who has been formally, or by operation or practice, designated by the Committee to assist the Committee with the day-to-day administration of the Plan.

2.3. “Board” means the Board of Directors of the Company.

2.4. “Code” means the Internal Revenue Code of 1986, or any successor thereto, as amended and in effect from time to time. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to any Section and any treasury regulations thereunder.

2.5. “Committee” means the Compensation Committee of the Board. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may split the powers and duties of the Committee among one or more separate Committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

2.6. “Common Stock” or “Stock” means the Class A Common Stock, without par value, of the Company.

2.7. “Company” means Lithia Motors, Inc., an Oregon corporation, and any successor thereto.

2.8. “Disability” means any complete and permanent disability as defined in Section 22(e)(3) of the Code.

2.9. “Effective Date” means the date on which this Plan was initially approved by the shareholders of the Company.

2.10. “Employee” means any person who, at such time, is in the Employment of and Employer.

2.11. “Employer” means the Company, its successors, any future parent (as defined in Section 424(e) of the Code) and each current or future Subsidiary and any company whose operating assets or stock is acquired by the Company or any Subsidiary.

2.12. “Employment” means Employment as an employee or officer by the Company or a Subsidiary as designated in such entity’s payroll records, or by any corporation issuing or assuming rights or obligations under the Plan in any transaction described in Section 424(a) of the Code or by a parent corporation or a subsidiary corporation of such corporation. In this regard, neither the transfer of a Participant from Employment by the Company to Employment by a Subsidiary nor the transfer of a Participant from Employment by a Subsidiary to Employment by either the Company or any by any other Subsidiary shall be deemed to be a termination of

1

Employment of the Participant. Moreover, the Employment of a Participant shall not be deemed to have been terminated because of absence from active Employment on account of temporary illness or during authorized vacation, temporary leaves of absence from active Employment granted by Company or any Subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active Employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence which, by virtue of any valid law or agreement, does not result in a termination of Employment. Any worker treated as an independent contractor by the Company or any Subsidiary who is later reclassified as a common-law employee shall not be in Employment during any period in which such worker was treated by the Company or a Subsidiary as an independent contractor. Any “leased employee”, as described in Section 414(n) of the Code, shall not be deemed an Employee hereunder.

2.13. “Entry Date” means the first day of each Fiscal Quarter.

2.14. “Fiscal Quarter” means a three consecutive month period beginning on each January 1, April 1, July 1 and October 1, commencing with the first such date following the Effective Date and continuing until the Plan is terminated.

2.15. “Market Price” means, the market value of a share of Stock on any date, which shall be determined as (i) the closing sales price on the immediately preceding business day of a share of Stock as reported on the New York Stock Exchange or other principal securities exchange on which shares of Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If the price of a share of Stock shall not be so reported pursuant to the previous sentence, the fair market value of a share of Stock shall be determined by the Committee in its discretion provided that such method is appropriate for purposes of an employee stock purchase plan under Section 423 of the Code.

2.16. “Participant” means any Employee who meets the eligibility requirements of Section 3 and who has elected to and is participating in the Plan.

2.17. “Plan” means the Lithia Motors, Inc. 2009 Employee Stock Purchase Plan, as set forth herein, and all amendments hereto.

2.18. “Stock” means the Common Stock (as defined above).

2.19. “Subsidiary” means any domestic or foreign corporation, limited liability company, partnership or other form of business entity (other than the Company) (i) which, pursuant to Section 424(f) of the Code, is included in an unbroken chain of entities beginning with the Company if, at the time of the granting of the option, each of the entities other than the last entity in the unbroken chain owns at least a majority of the total combined voting power of all interests in one of the other entities in such chain and (ii) which has been designated by the Board or the Committee as a entity whose Employees are eligible to participate in the Plan.

2.20. “Total Pay” means regular straight-time earnings or base salary, plus payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

3. ELIGIBILITY.

3.1. Eligibility Requirements. Participation in the Plan is voluntary. Each Employee who has completed at least ninety (90) days of continuous Employment with an Employer (calculated from his last date of hire to the termination of his Employment for any reason), is regularly scheduled to work at least 20 hours per week and has reached the age of majority in the jurisdiction of his legal residency, will be eligible to participate in the Plan on the first day of the payroll period commencing on or after the earlier of (i) the Effective Date or (ii) the Entry Date on which the Employee satisfies the aforementioned eligibility requirements. Each Employee whose Employment terminates and who is rehired by an Employer shall be treated as a new Employee for eligibility purposes under the Plan.

2

3.2. Limitations on Eligibility. Notwithstanding any provision of this Plan to the contrary, no Employee will be granted an option under the Plan:

3.2.1. if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

3.2.2. which permits the Employee’s rights to purchase stock under this Plan and all other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each Fiscal year in which such option is outstanding at any time, all as determined in accordance with Section 423(b)(8) of the Code.

For purposes of Section 3.2.1 above, pursuant to Section 424(d) of the Code, (i) the Employee with respect to whom such limitation is being determined shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. In addition, for purposes of Section 3.2.2 above, pursuant to Section 423(b)(8) of the Code, (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option

4. SHARES SUBJECT TO THE PLAN. The total number of shares of Common Stock that upon the exercise of options granted under the Plan will not exceed 1,500,000 shares (subject to subsequent shareholder approval of additional shares and registration of such shares) and subject to adjustment as provided in Section 16, and such shares may be originally issued shares, treasury shares, reacquired shares, shares bought in the market, or any combination of the foregoing. If any option which has been granted expires or terminates for any reason without having been exercised in full, the shares represented by such option will again become available for purposes of the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

5. PARTICIPATION.

5.1. Payroll Deduction Authorization. An Employee shall be eligible to participate in the Plan as of the first Entry Date following such Employee’s satisfaction of the eligibility requirements of Section 3, or, if later, the first Entry Date following the date on which the Employee’s Employer adopted the Plan. At least 10 days (or such other period as may be prescribed by the Committee or a Benefits Representative) prior to the first Entry Date as of which an Employee is eligible to participate in the Plan, the Employee shall execute and deliver to the Benefits Representative, on the form prescribed for such purpose, an authorization for payroll deductions which specifies his chosen rate of payroll deduction contributions pursuant to Section 6, and such other information as is required to be provided by the Employee on such enrollment form. The enrollment form shall authorize the Employer to reduce the Employee’s Base Pay by the amount of such authorized contributions. To the extent provided by the Committee or a Benefits Representative, each Participant shall also be required to open a stock brokerage account with a brokerage firm which has been engaged to administer the purchase, holding and sale of Common Stock for Accounts under the Plan and, as a condition of participation hereunder, the Participant shall be required to execute any form required by the brokerage firm to open and maintain such brokerage account.

5.2. Continuing Effect of Payroll Deduction Authorization. Payroll deductions for a Participant will commence with the first payroll period beginning after the Participant’s authorization for payroll deductions becomes effective, and will end with the payroll period that ends when terminated by the Participant in accordance with Section 6.3 or due to his termination of Employment in accordance with Section 11. Payroll deductions will also cease when the Participant is suspended from participation due to a withdrawal of payroll deductions in accordance with Section 10. When applicable with respect to Employees who are paid on a hourly wage basis, the authorized payroll deductions shall be withheld from wages when actually paid following the period in which the compensatory services

3

were rendered. Only payroll deductions that are credited to the Participant’s Account during the Fiscal Quarter will be used to purchase Common Stock pursuant to Section 8 regardless of when the work was performed.

5.3. Employment and Shareholders Rights. Nothing in this Plan will confer on a Participant the right to continue in the employ of the Employer or will limit or restrict the right of the Employer to terminate the Employment of a Participant at any time with or without cause. A Participant will have no interest in any Common Stock to be purchased under the Plan or any rights as a shareholder with respect to such Stock until the Stock has been purchased and credited to the Participant’s Account.

6. PAYROLL DEDUCTIONS.

6.1. Participant Contributions by Payroll Deductions. At the time a Participant files his payroll deduction authorization form, the Participant will elect to have deductions made from the Participant’s Base Pay for each payroll period such authorization is in effect in whole percentages at the rate of not less than 1% nor more than 10% of the Participant’s Base Pay.

6.2. No Other Participant Contributions Permitted. All payroll deductions made for a Participant will be credited to the Participant’s Account under the Plan. A Participant may not make any separate cash payment into such Account.

6.3. Changes in Participant Contributions. Subject to Sections 10 and 21, a Participant may increase, decrease, suspend, or resume payroll deductions under the Plan by giving written notice to a designated Benefits Representative at such time and in such form as the Committee or Benefits Representative may prescribe from time to time. Such increase, decrease, suspension or resumption will be effective as of the first day of the payroll period as soon as administratively practicable after receipt of the Participant’s written notice, but not earlier than the first day of the payroll period of the Fiscal Quarter next following receipt and acceptance of such form. Notwithstanding the previous sentence, a Participant may completely discontinue contributions at any time during a Fiscal Quarter, effective as of the first day of the payroll period as soon as administratively practicable following receipt of a written discontinuance notice from the Participant on a form provided by a designated Benefits Representative. Following a discontinuance of contributions, a Participant cannot authorize any payroll contributions to his Account for the remainder of the Fiscal Quarter in which the discontinuance was effective.

7. GRANTING OF OPTION TO PURCHASE STOCK.

7.1. Quarterly Grant of Options. For each Fiscal Quarter, on the first day of the Fiscal Quarter a Participant will be deemed to have been granted an option to purchase as many whole and fractional shares as may be purchased with the payroll deductions (and any cash dividends as provided in Section 8) credited to the Participant’s Account during the Fiscal Quarter.

7.2. Option Price. Notwithstanding any provision to the contrary in this Plan, the option price of the Common Stock purchased with the amount credited to the Participant’s Account during each Fiscal Quarter will be equal to 85% of the Market Price of a share of Stock on the last day of the Fiscal Quarter.

8. EXERCISE OF OPTION.

8.1. Automatic Exercise of Options. Unless a Participant has elected to withdraw payroll deductions in accordance with Section 10, the Participant’s option for the purchase of Common Stock will be deemed to have been exercised automatically as of the last day of the Fiscal Quarter for the purchase of the number of whole and fractional shares of Common Stock which the accumulated payroll deductions (and cash dividends on the Common Stock as provided in Section 8.2) in the Participant’s Account at that time will purchase at the applicable option price. Fractional shares may be issued under the Plan. As of the last day of each Fiscal Quarter, the balance of each Participant’s Account shall be applied to purchase the number of whole and fractional shares of Stock as determined by dividing the balance of such Participant’s Account as of such date by the option price determined pursuant to Section 7.2. The Participant’s Account shall be debited accordingly. The Committee or its delegate shall make all determinations with respect to applicable currency exchange rates when applicable.

8.2. Dividends Generally. Cash dividends paid on shares of Common Stock which have not

4

been delivered to the Participant pending the Participant’s request for delivery pursuant to Section 9.3, will be combined with the Participant’s payroll deductions and applied to the purchase of Common Stock at the end of the Fiscal Quarter in which the cash dividends are received, subject to the Participant’s withdrawal rights set forth in Section 10. Dividends paid in the form of shares of Common Stock or other securities with respect to shares that have been purchased under the Plan, but which have not been delivered to the Participant, will be credited to the shares that are credited to the Participant’s Account.

8.3. Pro-rata Allocation of Available Shares. If the total number of shares to be purchased under option by all Participants exceeds the number of shares authorized under Section 4, a pro-rata allocation of the available shares will be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the last day of the Fiscal Quarter.

9. OWNERSHIP AND DELIVERY OF SHARES.

9.1. Beneficial Ownership. A Participant will be the beneficial owner of the shares of Common Stock purchased under the Plan on exercise of an option and will have all rights of beneficial ownership in such shares. Any dividends paid with respect to such shares will be credited to the Participant’s Account and applied as provided in Section 8 until the shares are delivered to the Participant.

9.2. Registration of Stock. Stock to be delivered to a Participant under the Plan will be registered on the books and records of the Company in the name of the Participant, or if the Participant so directs by written notice to the designated Benefits Representative or brokerage firm, if any, prior to the purchase of Stock hereunder, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. Any such designation shall not apply to shares purchased after a Participant’s death by the Participant’s beneficiary or estate, as the case may be, pursuant to Section 11.2. If a brokerage firm is engaged by the Company to administer Accounts under the Plan, such firm shall provide such account registration forms as are necessary for each Participant to open and maintain a brokerage account with such firm.

9.3. Delivery of Stock Certificates. The Company, or a brokerage firm or other entity selected by the Company, shall deliver to each Participant a certificate for the number of shares of Common Stock purchased by the Participant hereunder as soon as practicable after the close of each Fiscal Quarter. Alternatively, in the discretion of the Committee, the stock certificate, or other written documentation or notice of electronic transfer evidencing such stock ownership, may be delivered to a designated stock brokerage account maintained for the Participant and held in “street name” in order to facilitate the subsequent sale of the purchased shares.

9.4. Regulatory Approval. In the event the Company is required to obtain from any commission or agency the authority to issue any stock certificate hereunder, the Company shall seek to obtain such authority. The inability of the Company to obtain from any such commission or agency the authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant, except to return to the Participant the amount of his Account balance used to exercise the option to purchase the affected shares.

10. WITHDRAWAL OF PAYROLL DEDUCTIONS. At any time during a Fiscal Quarter, but in no event later than 15 days (or such shorter prescribed by the Committee or a Benefits Representative) prior to the last day of the Fiscal Quarter, a Participant may elect to abandon his election to purchase Common Stock under the Plan. By written notice to the designated Benefits Representative on a form provided for such purpose, the Participant may thus elect to withdraw all of the accumulated balance in his Account being held for the purchase of Common Stock in accordance with Section 8.2. Partial withdrawals will not be permitted. All such amounts will be paid to the Participant as soon as administratively practical after receipt of his notice of withdrawal. After receipt and acceptance of such withdrawal notice, no further payroll deductions will be made from the Participant’s Base Pay beginning as of the next payroll period during the Fiscal Quarter in which the withdrawal notice is received. The Committee, in its discretion, may determine that amounts otherwise withdrawable hereunder by Participants shall be offset by an amount that the Committee, in its discretion, determines to be reasonable to help defray the administrative costs of effecting the withdrawal, including, without limitation, fees imposed by any brokerage firm which administers such Participant’s Account. After a withdrawal, an otherwise eligible Participant may resume participation in the Plan as of the first day of the Fiscal Quarter next following his delivery of a payroll deduction authorization pursuant to the procedures

5

prescribed in Section 5.1.

11. TERMINATION OF EMPLOYMENT.

11.1. General Rule. Upon termination of a Participant’s Employment for any reason, his participation in the Plan will immediately terminate.

11.2. Termination Due to Retirement, Death or Disability. If the Participant’s termination of Employment is due to (i) retirement from Employment on or after his attainment of age 65, (ii) death or (iii) Disability, the Participant (or the Participant’s personal representative or legal guardian in the event of Disability, or the Participant’s beneficiary (as defined in Section 12) or the administrator of his will or executor of his estate in the event of death), will have the right to elect, either to:

11.2.1. Withdraw all of the cash and shares of Common Stock credited to the Participant’s Account as of his termination date; or

11.2.2. Exercise the Participant’s option for the purchase of Common Stock on the last day of the Fiscal Quarter (in which termination of Employment occurs) for the purchase of the number of shares of Common Stock which the cash balance credited to the Participant’s Account as of the date of the Participant’s termination of Employment will purchase at the applicable option price.

The Participant (or, if applicable, such other person designated in the first paragraph of this Section 11.2) must make such election by giving written notice to the Benefits Representative at such time and in such manner as prescribed from time to time by the Committee or Benefits Representative. In the event that no such written notice of election is received by the Benefits Representative within 30 days of the Participant’s termination of Employment date, the Participant (or such other designated person) will automatically be deemed to have elected to withdraw the balance in the Participant’s Account as of his termination date. Thereafter, any accumulated cash and shares of Common Stock credited to the Participant’s Account as of his termination of Employment date will be delivered to or on behalf of the Participant as soon as administratively practicable.

11.3. Termination Other Than for Retirement, Death or Disability. Upon termination of a Participant’s Employment for any reason other than retirement, death, or Disability pursuant to Section 11.2, the participation of the Participant in the Plan will immediately terminate. Thereafter, any accumulated cash and shares of Common Stock credited to the Participant’s Account as of his termination of Employment date will be delivered to the Participant as soon as administratively practicable.

11.4. Rehired Employees. Any Employee whose Employment terminates and who is subsequently rehired by an Employer shall be treated as a new Employee for purposes of eligibility to participate in the Plan.

12. ADMINISTRATION OF THE PLAN.

12.1. No Participation in Plan by Committee Members. No options may be granted under the Plan to any member of the Committee during the term of his membership on the Committee.

12.2. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the plenary authority to (i) interpret the Plan and all options granted under the Plan, (ii) make such rules as it deems necessary for the proper administration of the Plan, (iii) make all other determinations necessary or advisable for the administration of the Plan, and (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems advisable. Any action taken or determination made by the Committee pursuant to this and the other provisions of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee. By express written direction, or by the day-to-day operation of Plan administration, the Committee may delegate the authority and responsibility for the day-to-day administrative or ministerial tasks of the Plan to a Benefits Representative, including a brokerage firm or other third party engaged for such purpose.

12.3. Meetings. The Committee shall designate a chairman from among its members to preside

6

at its meetings, and may designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings. Meetings shall be held at such times and places as shall be determined by the Committee, and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote of a majority of its members, taken at a meeting, or by the affirmative vote of all of its members taken without a meeting. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

12.4. Decisions Binding. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, Participants, and their estates and beneficiaries.

12.5. Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel, consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

12.6. Indemnification. Each person who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13. DESIGNATION OF BENEFICIARY. At such time, in such manner, and using such form as shall be prescribed from time to time by the Committee or a Benefits Representative, a Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash credited to the Participant’s Account at the Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by giving written notice to the Benefits Representative at such time and in such form as prescribed. Upon the death of a Participant, and receipt by the Benefits Representative of proof of the identity at the Participant’s death of a beneficiary validly designated under the Plan, the Benefits Representative will take appropriate action to ensure delivery of such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Benefits Representative will take appropriate action to ensure delivery of such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Benefits Representative), the Committee, in its discretion, may direct delivery of such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Committee may designate in its discretion. Prior to the death of the Participant, no beneficiary will acquire any interest in any Common Stock or cash credited to the Participant’s Account.

14. TRANSFERABILITY. No amounts credited to a Participant’s Account, whether cash or Common Stock, nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan, may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be void and without effect. Each option shall be exercisable, during the Participant’s lifetime, only by the Employee to whom the option was granted. The Company shall not recognize, and shall be under no duty to recognize, any assignment or purported assignment by an Employee of his option or of any rights under his option.

15. NO RIGHTS AS A SHAREHOLDER UNTIL SHARES ISSUED. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a shareholder, and the optionee shall not have any of the rights or privileges of a shareholder. An optionee shall have the rights and privileges of a shareholder when, but not

7

until, the shares have been issued to the optionee following exercise of his option and reflected in the shareholder records of the Company or its transfer agent.

16. CHANGES IN THE COMPANY’S CAPITAL STRUCTURE. The Board shall make or provide for such adjustments in the maximum number of shares specified in Section 4 and the number and option price of shares subject to options outstanding under the Plan as the Board shall determine is appropriate to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, stock exchange, combination of shares, or other change in the capital structure of the Company, merger, consolidation, spin-off of assets, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more other corporations in which the Company is the surviving corporation, each Participant, at no additional cost, shall be entitled, upon his payment for all or part of the Common Stock purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of shares of Common Stock which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of shares of Common Stock equal to the number of shares purchasable by the Participant hereunder.

If the Company is not the surviving corporation in any reorganization, merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), or if the Company is to be dissolved or liquidated or sell substantially all of its assets or stock to another corporation or other entity, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the date of exercise for all options then outstanding shall be accelerated to dates fixed by the Committee prior to the effective date of such corporate event, (ii) a Participant may, at his election by written notice to the Company, either (x) withdraw from the Plan pursuant to Section 10 and receive a refund from the Company in the amount of the accumulated cash and Stock balance in the Participant’s Account, (y) exercise a portion of his outstanding options as of such exercise date to purchase shares of Stock, at the option price, to the extent of the balance in the Participant’s Account, or (z) exercise in full his outstanding options as of such exercise date to purchase shares of Stock, at the option price, which exercise shall require such Participant to pay the related option price, and (iii) after such effective date any unexercised option shall expire. The date the Committee selects for the exercise date under the preceding sentence shall be deemed to be the exercise date for purposes of computing the option price per share of Stock. If the Participant elects to exercise all or any portion of the options, the Company shall deliver to such Participant a stock certificate issued pursuant to Section 9.4 for the number of shares of Stock with respect to which such options were exercised and for which such Participant has paid the option price. If the Participant fails to provide the notice set forth above within three days after the exercise date selected by the Committee under this Section 16, the Participant shall be conclusively presumed to have requested to withdraw from the Plan and receive payment of the accumulated balance of his Account. The Committee shall take such steps in connection with such transactions as the Committee shall deem necessary or appropriate to assure that the provisions of this Section 16 are effectuated for the benefit of the Participants.

Except as expressly provided in this Section 16, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then available for purchase under the Plan.

17. PLAN EXPENSES; USE OF FUNDS; NO INTEREST PAID. The expenses of the Plan shall be paid by the Company except as otherwise provided herein or under the terms and conditions of any agreement entered into between the Participant and any brokerage firm engaged to administer Accounts. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his Account under the Plan.

18. TERM OF THE PLAN. The Plan shall become effective upon the approval of the Plan by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the Company’s

8

shareholders held on or before 12 months after adoption of this Plan by the board of directors. Except with respect to options then outstanding, if not terminated sooner under the provisions of Section 19, no further options shall be granted under the Plan at the earlier of (i) December 31, 2019, or (ii) the point in time when no shares of Stock reserved for issuance under Section 4 are available.

19. AMENDMENT OR TERMINATION OF THE PLAN. The Board shall have the plenary authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, (i) increase the maximum number of shares which may be issued under the Plan pursuant to Section 4, (ii) materially amend the requirements as to the class of employees eligible to purchase Stock under the Plan, or (iii) permit the members of the Committee to purchase Stock under the Plan. No termination, modification, or amendment of the Plan shall adversely affect the rights of a Participant with respect to an option previously granted to him under such option without his written consent.

In addition, to the extent that the Committee determines that, in the opinion of counsel, (i) the listing for qualification requirements of any national securities exchange or quotation system on which the Company’s Common Stock is then listed or quoted, or (ii) the Code or Treasury regulations issued thereunder, require shareholder approval in order to maintain compliance with such listing or qualification requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended by the Board in such respect without first obtaining such required approval of the Company’s shareholders.

20. SECURITIES LAWS RESTRICTIONS ON EXERCISE. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the Stock for investment and not for resale or distribution.

21. SECTION 16 COMPLIANCE. The Plan, and transactions hereunder by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are intended to comply with all applicable conditions of Rule 16b-3 or any successor exemption provision promulgated under the Exchange Act. To the extent that any provision of the Plan or any action by the Committee or the Board fails, or is deemed to fail, to so comply, such provision or action shall be null and void but only to the extent permitted by law and deemed advisable by the Committee in its discretion.

22. WITHHOLDING TAXES FOR DISQUALIFYING DISPOSITION. Whenever shares of Stock that were received upon the exercise of an option granted under the Plan are disposed of within two years after the date of grant of such option or one year from the date of exercise of such option (within the meaning of Section 423(a)(1)), the Company shall have the right to require the participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding and payroll tax requirements, if any, attributable to such disposition prior to authorizing such disposition or permitting the delivery of any certificate or certificates with respect thereto.

23. NO RESTRICTION ON CORPORATE ACTION. Subject to Section 19, nothing contained in the Plan shall be construed to prevent the Board or any Employer from taking any corporate action which is deemed by the Employer to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No Employee, beneficiary or other person shall have any claim against any Employer as a result of any such action.

24. USE OF FUNDS. The Employers shall promptly transfer all amounts withheld under Section 6 to the Company or to any brokerage firm engaged to administer Accounts, as directed by the Company. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions.

25. MISCELLANEOUS.

25.1. Options Carry Same Rights and Privileges. To the extent required to comply with the requirements of Section 423 of the Code, all Employees granted options under the Plan to purchase Common Stock shall have the same rights and privileges hereunder.

9

25.2. Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction or interpretation of any provisions hereof.

25.3. Gender and Tense. Any words herein used in the masculine shall be read and construed in the feminine when appropriate. Words in the singular shall be read and construed as though in the plural, and vice-versa, when appropriate.

25.4. Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Oregon to the extent not preempted by federal law.

25.5. Regulatory Approvals and Compliance. The Company’s obligation to sell and deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with the (i) regulations of any applicable stock exchanges (including NASDAQ) and (ii) any governmental authorities required in connection with the authorization, issuance, sale or delivery of such Stock, as well as federal, state and foreign securities laws.

25.6. Severability. In the event that any provision of this Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

25.7. Refund of Contributions on Noncompliance with Tax Law. In the event the Company should receive notice that this Plan fails to qualify as an “employee stock purchase plan” under Section 423 of the Code, all then existing Account balances will be paid to the Participants and the Plan shall immediately terminate.

25.8. No Guarantee of Tax Consequences. The Company, Board, and the Committee do not make any commitment or guarantee that any tax treatment will apply or be available to any person participating or eligible to participate in the Plan, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax, or any tax imposed by a foreign government.

25.9. Company as Agent for the Employers. Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan.

10

LITHIA MOTORS, INC.

Revocable Proxy for Annual Meeting of Shareholders to be Held on April 30, 2009

The undersigned hereby appoints Sidney B. DeBoer and M. L. Dick Heimann, and each of them, proxies of the undersigned, each with full power of substitution to represent and to vote on behalf of the undersigned all shares of Class A Common Stock of Lithia Motors, Inc. at the annual meeting to be held at 8:00 a.m. on Thursday, April 30, 2009, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1.	Election of Directors	☐ FOR all nominees listed below except as marked to the contrary below

☐ WITHHOLD AUTHORITY to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

	Sidney B. DeBoer	Thomas Becker	Bryan B. DeBoer

	William L. Glick	Charles R. Hughes	A.J. Wagner

2.	To approve amendments to the Lithia Motors, Inc. Amended and Restated 2003 Stock Incentive Plan and ratify two specific grants made in August 2008.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the Lithia Motors, Inc. 2009 Employee Stock Purchase Plan.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

Dated                                         , 2009

Signature of Stockholder(s)

Signature of Stockholder(s)

Please date and sign above exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.